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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	:	Chapter 11
Troika Media Group, Inc., et al.,[1]	:	Case No. 23-11969 (DSJ)
Debtors.	:	(Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) CONFIRMING DEBTORS' JOINT CHAPTER 11 PLAN OF LIQUIDATION FOR TROIKA MEDIA GROUP, INC., *ET AL.*, (II) APPROVING THE RELATED DISCLOSURE STATEMENT ON A FINAL BASIS AND (III) GRANTING RELATED RELIEF

WHEREAS, Troika Media Group, Inc. and its affiliated debtors and debtors in possession (collectively, the "Debtors") have, among other things:

i. commenced the above-captioned chapter 11 cases (the "Chapter 11 Cases") by each filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on December 7, 2023 (the "Petition Date");

ii. continued to operate their businesses and manage their respective properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

iii. filed on February 16, 2024 (a) the *Debtors' Joint Chapter 11 Plan of Liquidation for Troika Media Group, Inc., et al.* [Docket No. 196], attached hereto as Exhibit A (as may be amended, restated, supplemented, altered, or modified from time to time, and together with the Plan Settlement, the "Plan"), (b) the *Disclosure Statement for Debtors' Joint Chapter 11 Plan of Liquidation for Troika Media Group, Inc., et al.* [Docket No. 197] (as may be amended, restated, supplemented, altered, or modified from time to time,

[1] The Debtors in these chapter 11 cases and the last four (4) digits of each Debtor's federal taxpayer identification number are as follows: Troika Media Group, Inc. (1552), Troika Mission Worldwide, Inc. (3406), Troika Services, Inc. (6042), Troika Design Group, Inc. (4560), Troika Production Group, LLC (3392), Troika-Mission Holdings, Inc. (8417), MissionCulture LLC (1903), Mission Media USA, Inc. (1312), Troika IO, Inc. (4013), CD Acquisition Corp. (5486), Converge Direct, LLC (0788), Converge Direct Interactive, LLC (8110), and Lacuna Ventures, LLC (2168). The Debtors' executive headquarters are located at 25 West 39th Street, 6th Floor, New York, NY 10018.

2 the “Disclosure Statement”), and (c) the Debtors’ Application for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing; (II) Conditionally Approving Adequacy of the Debtors’ Disclosure Statement; (III) Approving Procedures for (A) Soliciting, Receiving, and Tabulating Votes to Accept or Reject the Plan, (B) Voting to Accept or Reject the Plan, and (C) Filing Objections to the Plan; (IV) Approving the Form of Ballots and Notices; and (V) Granting Related Relief [Docket No. 198] (the “Solicitation Procedures Motion”); iv. caused to be served on February 23, 2024 the Notice of Hearing to Consider (I) Final Approval of the Disclosure Statement and (II) Confirmation of the Debtors’ Joint Chapter 11 Plan of Liquidation [Docket No. 209] (the “Combined Hearing Notice”); v. published on February 28, 2024 the Combined Hearing Notice in the New York Times; vi. filed on March 1, 2024 a Certificate of Publication [Docket No. 235] (the “Publication Notice Affidavit”); vii. filed on March 20, 2024 an Affidavit of Service of Solicitation Materials [Docket No. 253] (the “Notice Affidavit”); viii. filed the Plan Supplement on March 13, 2024 and March 25, 2024 [Docket Nos. 247 and 256]; ix. filed on March 20, 2024 the Declaration of Stanislav Kesler of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Debtors’ Joint Chapter 11 Plan of Liquidation for Troika Media Group, Inc., et al. [Docket No. 254] (the “Voting Declaration”); x. filed on March 25, 2024 the Declaration of G. Grant Lyon in Support of Confirmation of the Debtors’ Joint Chapter 11 Plan of Liquidation for Troika Media Group, Inc., et al. [Docket No. 257] (the “Lyon Declaration”); and xi. filed on March 25, 2024 the Memorandum of Law in Support of Confirmation of the Debtors’ Joint Chapter 11 Plan of Liquidation for Troika Media Group, Inc., et al. [Docket No. 259] (the “Confirmation Memorandum”). WHEREAS, the Bankruptcy Court has xii. reviewed the procedures regarding votes to accept or reject the Plan (the “Solicitation Procedures”) set forth in the Solicitation Procedures Motion and entered an order (a) conditionally approving the adequacy of the Disclosure Statement, (b) approving the Solicitation Procedures and the 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 2 of 36

3 form of ballots and notices annexed to the Solicitation Procedures Motion, and (c) scheduling the combined hearing on final approval of the adequacy of the Disclosure Statement and on confirmation of the Plan for March 27, 2024 at 10:00 a.m. ET (the “Combined Hearing”) [Docket No. 205] (the “Solicitation Procedures Order”); xiii. set March 20, 2024, at 4:00 p.m. (prevailing Eastern Time) as the deadline for filing objections to final approval of the adequacy of the Disclosure Statement and confirmation of the Plan; xiv. reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Memorandum, the Voting Declaration, the Lyon Declaration, and all pleadings, exhibits, statements, responses, and comments regarding final approval of the Disclosure Statement and confirmation of the Plan filed by parties in interest on the docket of the Chapter 11 Cases; xv. held the Combined Hearing pursuant to Rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedures (the “Bankruptcy Rules”) and sections 1126, 1128 and 1129 of the Bankruptcy Code; xvi. heard the statements and arguments made by counsel in respect of final approval of the Disclosure Statement and confirmation of the Plan and heard no objections thereto; xvii. considered all testimony, documents, filings, and other evidence admitted at the Combined Hearing; and xviii. taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and argument presented in these Chapter 11 Cases. NOW, THEREFORE, the Bankruptcy Court having found that notice of the Combined Hearing and the opportunity for any party in interest to object to final approval of the Disclosure Statement and confirmation of the Plan has been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents filed in support of confirmation and all evidence proffered or adduced by counsel at the Combined Hearing establish just cause for the relief granted herein; and upon the record of the Combined Hearing and the representations made thereat; and after due deliberation and good cause appearing therefor, this Bankruptcy Court hereby makes and issues the following findings of fact and conclusions of law: 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 3 of 36

4 FINDINGS OF FACT AND CONCLUSIONS OF LAW A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. B. Capitalized Terms. Capitalized terms used herein, but not defined herein, shall have the respective meanings attributed to such terms in the Plan, the Disclosure Statement, and the Solicitation Procedures Order, as applicable. C. Jurisdiction and Venue. The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference M-431, dated January 31, 2012 (Preska, C.J.). This matter is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. This Bankruptcy Court has authority to enter a Final Order determining that the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and applicable law and should be approved and confirmed. D. Eligibility for Relief. The Debtors are entities eligible for relief under section 109 of the Bankruptcy Code. E. Chapter 11 Petitions. On the Petition Date, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in this Bankruptcy Court. The Debtors are continuing in the possession of their respective properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No request has been made for the appointment of a trustee or an examiner. On December 18, 2023, the United States Trustee for Region 2 (the 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 4 of 36

5 “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors (the Committee”) pursuant to section 1102 of the Bankruptcy Code [Docket No. 47]. F. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during the Chapter 11 Cases. G. Notice of Solicitation and Confirmation Materials. As is evidenced by the Voting Declaration, as modified on the record at the Combined Hearing,2 and the Notice Affidavit, the transmittal and service of the Plan, the Disclosure Statement, the Combined Hearing Notice, the Solicitation Packages, and the notices sent to members of Non-Voting Classes were adequate and sufficient under the circumstances, and all parties required to be given notice of the Plan and the Combined Hearing (including the deadline for filing and serving objections to final approval of the Disclosure Statement and confirmation of the Plan) have been given due, proper, timely, and adequate notice thereof in accordance with the Solicitation Procedures Order and in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, and applicable non-bankruptcy law, and such parties have had an opportunity to appear and be heard with respect thereto. Additionally, as evidenced by the Publication Notice Affidavit and in accordance with the Solicitation Procedures Order, the Debtor timely published the Publication Notice in the national edition of the 2 At the Combined Hearing, the Voting Declaration was modified as follows: (i) the final two sentences of paragraph 10 were stricken and (ii) the final sentence of paragraph 13 was stricken. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 5 of 36

6 New York Times. Except as otherwise provided herein, no other or further notice of the Disclosure Statement, the Plan, and the Combined Hearing is required. H. Voting. Votes on the Plan were solicited after disclosure of adequate information as defined in section 1125 of the Bankruptcy Code. The procedures by which the ballots for acceptance or rejection of the Plan and related solicitation forms, including the opt-in form, were distributed and tabulated, including as set forth in the Voting Declaration (as modified on the record of the Combined Hearing), were fair, properly conducted, and complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law, and the Solicitation Procedures Order. The Debtors have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code because they have complied with the applicable provisions of the Solicitation Procedures Order, the Solicitation Procedures, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in connection with the solicitation of votes to accept or reject the Plan. The ballots used (i) to solicit votes to accept or reject the Plan from Holders of Claims in the Voting Classes and (ii) to provide such Holders the option to opt-in to the third-party releases in Article IX.C of the Plan adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for such Holders of Claims to vote to accept or reject the Plan and to elect whether to opt in to the third-party releases in Article IX.C of the Plan. The opt-in forms used to provide all Holders of Claims and Interests in Classes 1, 2, and 5 the option to opt-in to the third-party releases in Article IX.C of the Plan adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for such Holders of Claims and Interests to elect whether to opt in to the third-party releases in Article IX.C of the Plan. Only the Voting Classes were entitled to vote on the Plan, but all Holders of Claims and Interests were given the option to elect whether to opt in to the third-party releases in Article IX.C of the Plan. Holders of Claims in 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 6 of 36

7 Classes 1 and 2 were unimpaired under the Plan, and Holders of Interests in Class 5 were impaired under the Plan and not entitled to vote to accept or reject the Plan (collectively, the “Non-Voting Classes”). Thus, Holders of Claims and Interests in the Non-Voting Classes were conclusively presumed to have accepted, or deemed to have rejected, the Plan, as applicable. As more fully set forth in the Voting Declaration (as modified on the record of the Combined Hearing), the Voting Classes of Class 3 and Class 4 have voted to accept the Plan in accordance with the requirements of sections 1124, 1126, and 1129 of the Bankruptcy Code. Only those parties that opted in to the third-party releases in Article IX.C of the Plan or are defined as “Releasing Parties” under the Plan are bound thereby. I. Solicitation. The solicitation of votes on the Plan, as described in the Voting Declaration (as modified on the record of the Combined Hearing), complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations, including, to the extent applicable, any applicable requirements and exemptions from the registration requirements under the Securities Act. As set forth in the Notice Affidavit, the Solicitation Package was distributed to Holders of Claims in the Voting Classes on or before February 27, 2024. Pursuant to sections 1126(f) and 1126(g) of the Bankruptcy Code, the Debtors were not required to solicit votes from Holders of Claims and Interests in the Non-Voting Classes, each of which is conclusively presumed to have accepted, or deemed to have rejected, the Plan, as applicable. J. Approval of Disclosure Statement. The Disclosure Statement contains (i) sufficient information necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, rules, and regulations, including the Securities Act, (ii) adequate information within the meaning 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 7 of 36

8 of section 1125 of the Bankruptcy Code, and (iii) specific and conspicuous language pursuant to Bankruptcy Rule 3016(c), including with respect to the releases and injunction set forth in the Plan. K. Plan Supplement. Prior to the Combined Hearing, the Debtors filed the Plan Supplement. The Plan Supplement complies with the terms of the Plan. The filing and notice of the Plan Supplement was appropriate and complied with the requirements of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is or shall be required. The Debtors are authorized to modify the Plan Supplement documents with non-material revisions following entry of this Confirmation Order in a manner consistent with this Confirmation Order and the Plan. L. Bankruptcy Rule 3016(a). In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the proponents of the Plan. M. Burden of Proof. The Debtors, as the proponents of the Plan, have met their burden of proving the satisfaction of the requirements for confirmation of the Plan set forth in section 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard. Further, each witness who testified on behalf of the Debtors at or in connection with (by declaration) the Combined Hearing was credible, reliable, and qualified to testify as to the topics addressed in his testimony. N. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plan complies with all of the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. O. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In addition to Administrative 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 8 of 36

9 Claims, Professional Fee Claims, and Priority Tax Claims, which need not be classified, the Plan designates five (5) Classes of Claims and Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code. P. Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article II of the Plan specifies that Class 1 (Secured Claims) and Class 2 (Priority Non-Tax Claims) are Unimpaired under the Plan. Thus, section 1123(a)(2) of the Bankruptcy Code is satisfied. Q. Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article II of the Plan designates Class 3 (Blue Torch Deficiency Claims), Class 4 (General Unsecured Claims), and Class 5 (Interests) as Impaired and specifies the treatment of Claims and Interests in such Classes. Thus, section 1123(a)(3) of the Bankruptcy Code is satisfied. R. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Thus, section 1123(a)(4) of the Bankruptcy Code is satisfied. S. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan, including, without limitation, Article IV thereof, and the Plan Administrator Agreement and Litigation Trust Agreement provide adequate and proper means for the Plan’s implementation. Thus, section 1123(a)(5) of the Bankruptcy Code is satisfied. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 9 of 36

10 T. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan does not provide for the issuance of any securities, including non-voting securities, and the Debtors are being dissolved on or after the Effective Date as provided for in the Plan. Therefore, section 1123(a)(6) of the Bankruptcy Code is inapplicable. U. Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Article IV.L of the Plan provides for the appointment of a Plan Administrator, who will serve as a fiduciary of the Debtors’ Estates and the Post-Confirmation Debtors. The Plan Administrator was selected by the Debtors in consultation with the Committee pursuant to the terms of the Plan Settlement. The Plan provisions related to the manner of selection of the Plan Administrator are consistent with the interests of Holders of Claims and Interests and with public policy and therefore, section 1123(a)(7) of the Bankruptcy Code is inapplicable satisfied to the extent applicable. [DSJ 3/28/2024]. V. Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s provisions are appropriate, in the best interests of the Debtors and their Estates, and consistent with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. W. Impairment/Unimpairment of Claims and Interests (11 U.S.C. § 1123(b)(1). As contemplated by section 1123(b)(1) of the Bankruptcy Code, pursuant to the Plan, Classes 1 and 2 are unimpaired, and Classes 3, 4, and 5 are impaired. X. Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). The Debtors have exercised appropriate business judgment in determining to reject the Debtors’ remaining executory contracts and unexpired leases as provided for in the Plan and this Confirmation Order, and any such rejections are justified and appropriate in the Chapter 11 Cases. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 10 of 36

11 Y. Compromises and Settlements under and in Connection with the Plan (11 U.S.C. § 1123(b)(3)). The settlements and compromises pursuant to and in connection with the Plan, including, without limitation, the Plan Settlement, comply with and satisfy the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019. The Plan Settlement is reasonable, designed to achieve a beneficial and efficient resolution of the Chapter 11 Cases for all parties-in-interest, a sound exercise of the Debtors’ business judgment, and in the best interest of the Estates. Accordingly, except as otherwise set forth in the Plan or herein, in consideration for the Distributions and other benefits provided for under the Plan and the Plan Settlement, including, without limitation, the release, exculpation, and injunction provisions, the Plan constitutes a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan. Based upon the representations and arguments of counsel to the Debtors and other interested parties, including the Committee, with respect to confirmation, all other testimony either actually given or proffered in connection with confirmation, including, without limitation, the Voting Declaration (as modified on the record of the Combined Hearing) and the Lyon Declaration, other evidence introduced at the Combined Hearing, and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Plan Settlement. Z. Releases, Exculpations, and Injunctions (11 U.S.C. § 1123(b)). Under the facts and circumstances of the Chapter 11 Cases, the releases, exculpation, and injunction provided for in the Plan are: (i) within the jurisdiction of the Bankruptcy Court under 28 U.S.C. § 1334; (ii) an appropriate exercise of the Debtors’ business judgment; (iii) integral elements of the transactions incorporated into the Plan, including, without limitation, the Plan Settlement, and inextricably bound with the other provisions of the Plan; (iv) in exchange for good and valuable consideration 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 11 of 36

12 provided by the Released Parties; (v) in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests that are Releasing Parties; (vi) fair, equitable, and reasonable; (vii) in the case of the third-party releases in Article IX.C of the Plan, consensual; (viii) appropriately tailored to exclude claims for gross negligence, willful misconduct, or intentional fraud, (ix) consistent with sections 105, 524, 1123, 1129, 1141, and other applicable provisions of the Bankruptcy Code, and (x) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties as and to the extent provided for in the Plan and this Confirmation Order. AA. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, and 1126 of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order governing notice, disclosure, and solicitation in connection with the Plan, the Disclosure Statement, the Plan Supplement, and all other matters considered by the Bankruptcy Court in connection with confirmation. BB. Plan Proposed in Good Faith and Not by Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Plan is the result of extensive arm’s-length negotiations among the Plan Settlement Parties and other key stakeholders in the Chapter 11 Cases, and is supported by the Debtors’ creditors and other parties in interest in the Chapter 11 Cases. The Plan was proposed 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 12 of 36

13 with the legitimate purpose of preserving the value of the Debtors’ Estates for the benefit of their creditors during an orderly liquidation of the Debtors’ remaining assets. Further, the Plan’s classification, indemnification, settlement, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1129 and 1142 of the Bankruptcy Code, and are each necessary for the Debtors to liquidate pursuant to the terms of the Plan. Accordingly, the requirements of section 1129(a)(3) are satisfied. CC. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Plan for the Bankruptcy Court’s approval of the fees, costs, and expenses to be paid in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. DD. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). Article IV.C of the Plan provides that, on the Effective Date, the Debtors’ officers and directors shall be terminated automatically. The Debtors selected the Plan Administrator with the consent of the Committee in a manner that is consistent with the interests of their creditors and with public policy. The Plan Administrator’s identity and affiliations are set forth in Exhibit A of the Plan Supplement. Thus, the Plan satisfies section 1129(a)(5) of the Bankruptcy Code. EE. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate change that requires regulatory approval. Section 1129(a)(6) of the Bankruptcy Code is thus not applicable. FF. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The “best interests” test is satisfied as to all Impaired Classes under the Plan, as each Holder of a Claim or Interest in such 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 13 of 36

14 Impaired Classes will receive or retain property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, as demonstrated by the liquidation analysis attached as Exhibit B to the Disclosure Statement (the “Liquidation Analysis”). GG. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Secured Claims) and Class 2 (Priority Non-Tax Claims) are unimpaired under the Plan, and Class 3 (Blue Torch Deficiency Claims) and Class 4 (General Unsecured Claims) have voted to accept the Plan; thus section 1129(a)(8) of the Bankruptcy Code is satisfied as to Classes 1, 2, 3, and 4. Class 5 (Interests) is impaired and is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not and cannot be satisfied as to Class 5. The Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b) of the Bankruptcy Code, as set forth below. HH. Treatment of Administrative, Professional Fee, Priority Tax, and Priority Non-Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, and Priority Non-Tax Claims pursuant to Articles II and III of the Plan satisfies section 1129(a)(9) of the Bankruptcy Code. II. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 3 (Blue Torch Deficiency Claims) and Class 4 (General Unsecured Claims) are impaired Classes of Claims that voted to accept the Plan. Acceptance of the Plan did not depend on acceptance of the Plan by any insider. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 14 of 36

15 JJ. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan provides for the dissolution of the Debtors on or after the Effective Date and for the liquidation of the Debtors’ property. Thus, section 1129(a)(11) of the Bankruptcy Code is satisfied. KK. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under 28 U.S.C. § 1930, together with interest, if any, pursuant to 31 U.S.C. § 3717, have been paid or will be paid on or before the Effective Date pursuant to the Plan, thus satisfying section 1129(a)(12) of the Bankruptcy Code. LL. Miscellaneous Provisions (11 U.S.C. §§ 1129(a)(13)–(16)). Sections 1129(a)(13)– (16) of the Bankruptcy Code are inapplicable to confirmation, as the Debtors: (i) do not provide “retiree benefits,” as defined in section 1114 of the Bankruptcy Code (section 1129(a)(13)); (ii) have no domestic support obligations (section 1129(a)(14)); (iii) are not individuals (section 1129(a)(15)); and (iv) are not nonprofit corporations (section 1129(a)(16)). MM. No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Interests in Class 5 (Interests), which are deemed to have rejected the Plan, are proper pursuant to section 1122 of the Bankruptcy Code, do not discriminate unfairly, and are fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy Code. There is no Class of Claims or Interests junior to the Holders of Interests in Class 5 that will receive or retain property under the Plan on account of their Claims or Interests. Accordingly, the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Plan. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 5. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 15 of 36

16 NN. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only chapter 11 plan currently proposed in these Chapter 11 Cases, and section 1129(c) of the Bankruptcy Code is therefore satisfied. OO. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes, nor the avoidance of the application of section 5 of the Securities Act, and no governmental unit has objected to confirmation on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable. PP. Not a Small Business Case (11 U.S.C. § 1129(e)). These Chapter 11 Cases are not a small business case, as defined in the Bankruptcy Code. As such, section 1129(e) of the Bankruptcy Code is inapplicable. QQ. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code, and should be confirmed. RR. Liquidation Analysis. All parties in interest have been given the opportunity to challenge and/or object to the Liquidation Analysis attached as Exhibit B to the Disclosure Statement. The Liquidation Analysis is reasonable, persuasive, and credible as of the date it was prepared and presented, and it uses reasonable and appropriate methodologies and assumptions. SS. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtors and their officers, directors, employees, advisors, Professionals, and agents (i) have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 16 of 36

17 (ii) are entitled to the benefits and protections afforded by section 1125(e) of the Bankruptcy Code and the injunction and exculpation provisions set forth in Article IX of the Plan and in this Confirmation Order. TT. Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code. Based upon the foregoing findings, and upon the record made before the Bankruptcy Court in connection with the Combined Hearing, including the oral ruling of the Bankruptcy Court made at the hearing held on March 27, 2024, which is incorporated herein, and good and sufficient cause appearing therefor, it is hereby ORDERED, ADJUDGED, AND DECREED THAT: Headings 1. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose. Combined Hearing on Approval of Disclosure Statement and Confirmation of Plan 2. It was appropriate to hold the Combined Hearing on the Debtors’ request for final approval of the Disclosure Statement and confirmation of the Plan under sections 105(d)(2)(B)(vi) and 1125(g) of the Bankruptcy Code, and Bankruptcy Rule 3018(b). Disclosure Statement 3. The Disclosure Statement is APPROVED in all respects as containing “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) in accordance with section 1125 of the Bankruptcy Code. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 17 of 36

18 Confirmation of the Plan 4. The Plan, as and to the extent modified by this Confirmation Order, is APPROVED and CONFIRMED pursuant to section 1129 of the Bankruptcy Code. 5. The terms of the Plan, including the Plan Settlement, are incorporated by reference into (except to the extent modified by this Confirmation Order), and approved in all respects and constitute an integral part of, this Confirmation Order. Compromises and Settlements Under the Plan 6. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, upon the Effective Date, all settlements and compromises set forth in the Plan, including, without limitation, the Plan Settlement, are approved in all respects, and constitute good faith compromises and settlements. The Debtors are authorized to execute and deliver any documents, agreements, and instruments in accordance with the terms of the Plan, and to effectuate the Plan Settlement. Classification and Treatment 7. The Plan’s classification scheme is approved. The classifications set forth on the ballots: (i) were set forth on the ballots solely for purposes of voting to accept or reject the Plan; (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for Distribution purposes; (iii) may not be relied upon by any Holder as representing the actual classification of such Claim under the Plan for Distribution purposes; and (iv) shall not be binding on the Debtors and the Plan Administrator except for Plan voting purposes. Authorization to Implement the Plan 8. The Debtors, the Post-Confirmation Debtors, the Plan Administrator, and the Litigation Trustee, as applicable, are authorized to take or cause to be taken all corporate actions 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 18 of 36

19 necessary or appropriate to implement all provisions of, and to consummate, the Plan, and to execute, enter into or otherwise make effective all documents arising in connection therewith, including, without limitation, the Plan Administrator Agreement and the Litigation Trust Agreement, prior to, on, and after the Effective Date, as applicable. 9. On the Effective Date, the Plan Administrator is authorized to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and the Plan Administrator Agreement, and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors or the Post-Confirmation Debtors, as applicable. 10. On the Effective Date, the Litigation Trustee is authorized to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and the Litigation Trust Agreement, and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors or the Post-Confirmation Debtors, as applicable. 11. The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Debtors, the Post-Confirmation Debtors, the Plan Administrator, or the Litigation Trustee to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Enforceability of the Plan 12. Pursuant to sections 1123(a), 1141(a), and 1142 of the Bankruptcy Code, subject to the occurrence of the Effective Date, the Plan and all Plan-related documents (including, but not 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 19 of 36

20 limited to, the Plan Administrator Agreement and Plan Settlement) shall be, and hereby are, valid, binding and enforceable. 13. To the extent that, under applicable nonbankruptcy law, any action required by the Plan would require approval of the equity holders or directors (or any equivalent body) of the Debtors or the Post-Confirmation Debtors, such approval shall be deemed to have occurred and shall be in effect from and after the Effective Date without any further action by the equity holders or directors (or any equivalent body) of the Debtors or the Post-Confirmation Debtors. On the Effective Date, or as soon thereafter as is practicable, the Debtors, the Post-Confirmation Debtors, the Plan Administrator, or the Litigation Trustee, as applicable, shall file and/or record, as applicable, any documents required to be filed to effectuate the terms of the Plan. Any or all documents contemplated herein shall be accepted by each of the respective filing offices and recorded, if required, in accordance with applicable law. All counterparties to any documents described in this paragraph are hereby directed to execute such documents as may be required or provided by such documents, without any further order of the Bankruptcy Court. Vesting of Assets 14. Except as otherwise provided in the Plan, on the Effective Date, (i) the Excluded Assets under the Purchase Agreement, other than the Litigation Trust Assets, and any property acquired by the Debtors under or in connection with the Plan, shall vest in, and be held in the name of, the applicable Post-Confirmation Debtor, free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in the Plan, and (ii) the Litigation Trust Assets shall vest in the Litigation Trust pursuant to the Confirmation Order, the Plan, and the Litigation Trust Agreement. Transferred Causes of Action 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 20 of 36

21 15. From and after the Effective Date, the Litigation Trustee shall act as the representative of the Estates solely for the purpose of retaining and enforcing, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Transferred Causes of Action in accordance with the best interests of and for the benefit of the Litigation Trust Beneficiaries. Cancellation of Interests 16. As of the Effective Date, all Interests of any kind shall be deemed cancelled, and the Holders thereof shall not receive or retain any property, interest in property or consideration under the Plan on account of such Interests. Substantive Consolidation 17. Entry of this Confirmation Order shall constitute the approval, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code, of the substantive consolidation of the Debtors exclusively for voting and Distribution purposes, on the basis that the substantive consolidation of the Debtors to the extent set forth in the Plan is (i) in the best interests of the Debtors, the Post- Confirmation Debtors, the Estates, and all holders of Claims and Interests, and (ii) fair, equitable, and reasonable. In furtherance of the foregoing, (a) the Debtors and their Estates shall be deemed to be a single Entity and Estate for purposes of voting and classification of Claims and Distributions; (b) Proofs of Claim that are filed against one or more Debtors are deemed to be one Claim against a single Estate; (c) each Claim that is Allowed against more than one Debtor shall be deemed to be a single Allowed Claim against the consolidated Debtors; (d) all Intercompany Claims shall be eliminated and extinguished, and holders of Intercompany Claims shall not receive any Distributions or retain any property pursuant to the Plan on account of such Intercompany Claims; and (e) all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 21 of 36

22 eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single Distribution under the Plan and does not exceed the amount of the underlying Claim giving rise to such multiple Claims. 18. The deemed substantive consolidation of the consolidated Debtors under the Plan shall not (other than for purposes related to voting and Distribution) affect the legal and organizational structure of the Debtors or the Post-Confirmation Debtors. Moreover, such substantive consolidation shall not affect any subordination provisions set forth in any agreement relating to any Claim or Interest or the ability of the Post-Confirmation Debtors to seek to have any Claim or Interest subordinated in accordance with any contractual rights or equitable principles. Notwithstanding anything in this section to the contrary, all post-Effective Date fees payable to the U.S. Trustee pursuant to 28 U.S.C. § 1930, if any, together with interest, pursuant to 31 U.S.C. § 3717, if any, shall be calculated on a separate legal entity basis for each Post- Confirmation Debtor. Reserves; Plan Distributions 19. On the Effective Date, the Plan Administrator shall establish and fund: (i) the Professional Fee Escrow Account with the Professional Fee Reserve Amount, which, for the avoidance of doubt, includes the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors or the Committee, as applicable, as set forth in Article II.B of the Plan; (ii) the Wind-Down Reserve, which shall be used by the Plan Administrator solely to satisfy (a) the Distributions set forth in the Plan (net of the Wind-Down Costs) and (b) the Wind-Down Costs; and (iii) the Plan Reserve, which shall be used by the Plan Administrator solely to satisfy the Plan Reserve Obligations. Any Cash remaining (x) in the Wind-Down Reserve after payment in full of 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 22 of 36

23 the Distributions set forth in the Plan (net of the Wind-Down Costs) and the Wind-Down Costs, or (y) in the Plan Reserve after payment in full of the Plan Reserve Obligations, in each case, shall constitute Net Available Cash and shall be redistributed pro rata as provided under the Plan. 20. The Plan Administrator or the Post-Confirmation Debtors shall make Distributions to Holders of Allowed Claims pursuant to the provisions of the Plan. No Distribution shall be made on account of, without limitation, any Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim. Except to the extent provided in section 506(b) of the Bankruptcy Code, the Plan, or this Confirmation Order, post- petition interest, penalties or fees shall not accrue or be paid on Allowed Claims, and no Holder of an Allowed Claim shall be entitled to interest accruing on any Allowed Claim from and after the Petition Date. Effects of Confirmation 21. Binding Nature of Plan Terms. Notwithstanding any otherwise applicable law, from and after the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be deemed binding upon (i) the Debtors, (ii) any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the Holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), (iii) any and all non-debtor parties to Executory Contracts and Unexpired Leases with any of the Debtors, and (iv) the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 23 of 36

24 22. Plan Administrator. The Plan Administrator Agreement, substantially in the form filed with the Plan Supplement, is hereby approved. The appointment of META Advisors LLC as the Plan Administrator is hereby approved. The Plan Administrator shall be compensated in the manner set forth in and consistent with the Plan and the Plan Administrator Agreement. The Plan Administrator shall have all powers, rights, duties and protections afforded the Plan Administrator under the Plan, this Confirmation Order, and the Plan Administrator Agreement. 23. Litigation Trust. The Litigation Trust Agreement, substantially in the form filed with the Plan Supplement, is hereby approved. 24. The appointment of John Madden of Emerald Capital Advisors as the Litigation Trustee is hereby approved. The Litigation Trustee shall be compensated in the manner set forth in and consistent with the Plan and the Litigation Trust Agreement. The Litigation Trustee shall have all powers, rights, duties and protections afforded the Litigation Trustee under the Plan, this Confirmation Order, and the Litigation Trust Agreement. 25. Wind-Up and Dissolution of the Debtors. On or after the Effective Date: the Plan Administrator, (i) may merge or dissolve such affiliates of the Debtors and complete the winding up of such affiliates of a Debtor without the necessity for any other or further actions to be taken by or on behalf of such affiliates or their shareholders or any payment to be made in connection therewith, other than the filing of a certificate of merger or dissolution, as applicable, with the appropriate governmental authorities; (ii) may merge or dissolve any Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such Debtor or its shareholders or any payments to be made in connection therewith, other than submitting with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a certificate of dissolution 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 24 of 36

25 from each applicable Secretary of State; provided that upon any merger with another Debtor, all Claims filed or scheduled in the non-surviving Debtor’s Chapter 11 Case shall be deemed to have been filed in the surviving Debtor’s Chapter 11 Case; and (iii) may seek authority from the Bankruptcy Court to close any Chapter 11 Cases of the Debtors in accordance with the Bankruptcy Code and the Bankruptcy Rules; provided, however, that nothing in the Plan shall be construed as relieving the Debtors or Plan Administrator (as applicable) of their duties to pay Statutory Fees to the U.S. Trustee as required by the Bankruptcy Code and applicable law until such time as a final decree is entered. Executory Contracts and Unexpired Leases 26. On the Effective Date, all executory contracts and unexpired leases of the Debtors that have not been assumed, assumed and assigned, or rejected, prior to the Effective Date, or are not subject to a motion to assume or reject filed before the Effective Date, shall be deemed rejected pursuant to this Confirmation Order, as of the Effective Date. 27. Any Person or Entity asserting a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Confirmation Order and Plan shall file a Proof of Claim with the Debtors’ claims and noticing agent, Kroll Restructuring Administration LLC, in accordance with the Plan, within thirty (30) days of the Effective Date, and shall also serve such proof of claim upon the Plan Administrator. 28. Any Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Confirmation Order and Plan that is not timely filed pursuant to Article V.B of the Plan shall not be enforceable against, as applicable, the Debtors, their Estates, the Post-Confirmation Debtors, the Plan Administrator, or any of their respective assets and properties, without the need for any objection by the Plan Administrator or 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 25 of 36

26 further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any such Claim arising out of the rejection of such Executory Contract or Unexpired Lease shall be deemed fully released and waived, notwithstanding anything in the Schedules and Statements or a Proof of Claim to the contrary. If one or more such Claims are timely filed, the Plan Administrator may file an objection to any such Claim on or prior to the Claims Objection Bar Date. Disputed Claims 29. Except as otherwise specifically provided in the Plan, this Confirmation Order and the Plan Administrator Agreement, after the Effective Date, the Plan Administrator shall have the sole authority to: (i) file, withdraw, or litigate to judgment objections to Claims or Interests; (ii) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. 30. All objections to Claims (other than (i) Administrative Claims, which shall be governed by Article II.A of the Plan, and (ii) Professional Fee Claims, which shall be governed by Article II.B of the Plan) shall be filed by the Post-Confirmation Debtors on or before the Claims Objection Bar Date, which date may be extended by the Bankruptcy Court upon a motion filed by the Post-Confirmation Debtors on or before the Claims Objection Bar Date with notice only to those parties entitled to notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002 as of the filing of such motion. The filing of a motion to extend the Claims Objection Bar Date shall automatically extend the Claims Objection Bar Date until a Final Order is entered by the Bankruptcy Court. In the event that such a motion to extend 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 26 of 36

27 the Claims Objection Bar Date is denied the Claims Objection Bar Date shall be the later of the then-current Claims Objection Bar Date (as previously extended, if applicable) or thirty (30) days after entry of a Final Order denying the motion to extend the Claims Objection Bar Date. Administrative Claims 31. All requests for allowance and payment of an Administrative Claim (other than Professional Fee Claims) must be filed and served by motion with the Bankruptcy Court and served on the Plan Administrator no later than the Administrative Claims Bar Date. In the event of an objection to allowance of an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Objections to such motions must be filed and served on the requesting party by the later of (i) 120 days after the Effective Date and (ii) thirty (30) days after the filing of the applicable motion for allowance and payment of the Administrative Claims. After notice and a hearing, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, a Final Order. Professional Fee Claims 32. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses must be made by application filed with the Bankruptcy Court and served on the Plan Administrator in accordance with the Interim Compensation Procedures Order or with a subsequent order by the Bankruptcy Court. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims of Professionals after notice and a hearing in accordance with the procedures established by the Bankruptcy Court in the Interim Compensation Procedures Order or in any subsequent order by the Bankruptcy Court. Unless otherwise agreed to by the Debtors and the Professional prior to the Effective Date, the 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 27 of 36

28 Plan Administrator shall pay Professional Fee Claims that are Allowed by Final Order in Cash, and first to a Professional from the Professional Fee Escrow Account to the extent any funds remain escrowed therefor in such account. 33. As soon as is reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Reserve with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been indefeasibly paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Funds held in the Professional Fee Escrow Account shall not be considered property of the Estates of the Debtors. Tax Withholding 34. In accordance with the provisions of the Plan and subject to Article VI.E of the Plan, to the extent applicable, the Debtors, Post-Confirmation Debtors, Plan Administrator, and Litigation Trustee shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, Post-Confirmation Debtors, Plan Administrator, and Litigation Trustee shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the Distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding Distributions pending receipt of information necessary to facilitate such Distributions, or establishing any other 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 28 of 36

29 mechanisms the Debtors, Post-Confirmation Debtors, Plan Administrator, and Litigation Trustee, as applicable, believe are reasonable and appropriate. Governmental Approvals Not Required 35. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement. 36. Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Plan or this Confirmation Order, the Distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees or officers of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 29 of 36

30 (i) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim or Interest voted to accept or reject the Plan. This Confirmation Order shall be a judicial determination of the treatment of all Claims and Interests subject to the occurrence of the Effective Date, and all actions taken to effectuate the Plan, including by any agent, shall be given the same effect as if such actions were performed under the applicable nonbankruptcy laws that govern the documents under which such agent was appointed. 37. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019 and without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date the Plan Administrator may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities. Releases, Injunction, Exculpation, and Related Provisions 38. The releases, injunction, exculpation, and related provisions in Article IX of the Plan (i) are incorporated herein in their entirety, (ii) are hereby approved and authorized in all respects, and (iii) shall be immediately effective in accordance with the terms of the Plan, the ballots, and the opt-in forms on the Effective Date without further order or action of the Bankruptcy Court or any other party. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the release and injunction provisions of this Confirmation Order and the Plan shall not waive, release, impair or otherwise affect any debts or other obligations of any non-Debtor affiliate of the Debtors or the Post-Confirmation Debtors. 39. The injunction provisions in Article IX.E of the Plan are (i) within the jurisdiction of this Bankruptcy Court; (ii) necessary to preserve and enforce the releases in Articles IX.A, IX.B, 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 30 of 36

31 and IX.C of the Plan, the exculpation provisions in Article IX.D of the Plan, and the compromises and settlements implemented under the Plan; and (iii) narrowly tailored to achieve these purposes. Payment of Statutory Fees 40. All fees payable pursuant to section 1930 of title 28 of the United States Code, together with interest, if any, pursuant to 31 U.S.C. § 3717, prior to the Effective Date shall be paid on or before the Effective Date. All such fees that arise after the Effective Date shall be paid by the Post-Confirmation Debtors and/or the Plan Administrator, as applicable, in the ordinary course. The Post-Confirmation Debtors and the Plan Administrator shall have the obligation to file quarterly post-confirmation operating reports and to pay quarterly fees to the U.S. Trustee pursuant to section 1930 of title 28 of the United States Code, together with interest, if any, pursuant to 31 U.S.C. § 3717, for each Debtor until its particular case is closed, dismissed, or converted. Notwithstanding anything to the contrary in the Plan, the U.S. Trustee shall not be required to file any proofs of claim with respect to quarterly fees payable pursuant to section 1930 of title 28 of the United States Code or interest, if any, pursuant to 31 U.S.C. § 3717. Dissolution of the Committee 41. On the Effective Date, the Committee shall dissolve and all members, ex officio members, employees, attorneys, financial advisors, other Professionals, or other agents thereof shall be released from all rights and duties arising from or related to the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys and financial advisors and other agents shall terminate; provided, however, that the foregoing shall not apply to any matters concerning any Professional Fee Claims held or asserted by any Professional or reimbursement of any reasonable and documented expenses of the Committee’s members incurred in their capacity as such. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 31 of 36

32 Notice of Entry of Confirmation Order and Effective Date 42. Pursuant to Bankruptcy Rules 2002 and 3020(c), the Debtors shall serve a notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Notice of Confirmation and Effective Date”), no later than five (5) Business Days after the Effective Date, on all Holders of Claims against or Interests in the Debtors and all other Persons on whom the Combined Hearing Notice was served. The form of the Notice of Confirmation and Effective Date is hereby approved in all respects. The Notice of Confirmation and Effective Date shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein, including, without limitation, the rejection of executory contracts and unexpired leases as provided for in the Plan and this Confirmation Order, and any bar dates and deadlines established under the Plan and this Confirmation Order, and no other or further notice of the entry of this Confirmation Order, the occurrence of the Effective Date and any such bar dates and deadlines need be given. References to Plan Provisions 43. The failure specifically to include or to refer to any particular article, section, or provision of the Plan or any related document, including the Plan Administrator Agreement, Litigation Trust Agreement, or Plan Settlement, or any provision thereof, in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, and such article, section, or provision shall have the same validity, binding effect, and enforceability as every other article, section, or provision of the Plan, it being the intent of the Bankruptcy Court that the Plan (as and to the extent modified by this Confirmation Order) be confirmed in its entirety. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 32 of 36

33 Rules Governing Conflicts Between Documents 44. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement and any other Final Order in these Chapter 11 Cases, or any other agreement to be executed by any Entity pursuant to the Plan, the provisions of the Plan shall control and take precedence; provided, however, that this Confirmation Order shall control and take precedence in the event of any inconsistency between this Confirmation Order, any provision of the Plan, and any of the foregoing documents. Extension of Injunctions and Stays 45. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays provided for in these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (including any injunctions or stays contained in or arising from the Plan or this Confirmation Order), shall remain in full force and effect. Section 1146 Exemption 46. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, or the re-vesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or any similar tax or fee. No Stay of Confirmation Order 47. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), and 7062 and any other Bankruptcy Rule to the contrary, to the extent applicable, there is no reason for delay in the 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 33 of 36

34 implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry. Substantial Consummation 48. On the Effective Date, the Plan shall be deemed to be substantially consummated pursuant to sections 1101(2) and 1127(b) of the Bankruptcy Code. Severability 49. The provisions of the Plan, including its release, injunction, exculpation and compromise provisions are mutually dependent and non-severable. This Confirmation Order shall constitute a judicial determination that each term and provision of the Plan is: (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (iii) non-severable from and mutually dependent with all other terms of the Plan and Confirmation Order. Effect of Non-Occurrence of Effective Date 50. If the Effective Date does not occur with respect to the Debtors, the Plan shall be null and void in all respects, and nothing contained in the Plan, the Disclosure Statement, or this Confirmation Order shall (i) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtor; (ii) prejudice in any manner the rights of the Debtor, any Holders of Claims or Interests, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect. Conditions to Effective Date 51. The Plan shall not become effective unless and until the conditions in Article VIII.B of the Plan have been satisfied. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 34 of 36

35 Local Rules 3021-1 and 3022-1 52. Pursuant to Local Rule 3021-1, the timetable for achieving substantial consummation of the Plan and entry of a final decree closing these Chapter 11 Cases is as follows: i. Substantial Consummation of the Plan. The Debtors anticipate that the Effective Date and substantial consummation of the Plan will occur before March 31, 2024. ii. Distributions. Distributions to Holders of Claims and Interests shall occur on one or more dates on or after the Effective Date. Distributions issued after the Effective Date shall be deemed to have occurred on the Effective Date. If any payment or act under the Plan is required to be made or performed on a date that is not a business day, then such payment or the performance of such act may be completed on the next succeeding business day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Interests, Distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII of the Plan. Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the Distributions provided for in the Plan, regardless of whether such Distributions are delivered on or at any time after the Effective Date. iii. Resolution of Claims. The Plan Administrator shall resolve Disputed Claims against the Debtors’ Estates consistent with the provisions of Article VII of the Plan. iv. Post-Confirmation Status Reports. The Plan Administrator will file post-Confirmation disbursement and status reports every six (6) months until each Chapter 11 Case is closed by means of a final decree, converted to a case under chapter 7, or dismissed, whichever happens earlier. v. Motion for Final Decree. Consistent with Bankruptcy Rule 3022 and Local Rule 3022-1, within fourteen (14) days following the full administration of the Debtors’ Estates, the Plan Administrator will file, on notice to the U.S. Trustee, an application and a proposed order for a final decree. 53. Pursuant to Local Rule 3022-1, the Post-Confirmation Debtors and/or the Plan Administrator, as applicable, shall file and serve a post-closing report upon the U.S. Trustee within fourteen (14) days after the Debtors’ Estates are fully administered. 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 35 of 36

36 Retention of Jurisdiction 54. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, to address the matters specified in Article X of the Plan or addressed by this Confirmation Order, as well as for the purposes set forth in section 1142 of the Bankruptcy Code. Dated: New York, New York March 28, 2024 s/ David S. Jones HONORABLE DAVID S. JONES UNITED STATES BANKRUPTCY JUDGE 23-11969-dsj Doc 266 Filed 03/28/24 Entered 03/28/24 14:55:36 Main Document Pg 36 of 36

EXHIBIT A Plan 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 1 of 61

23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 2 of 61

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	:	Chapter 11
Troika Media Group, Inc., et al.,[1]	:	Case No. 23-11969 (DSJ)
Debtors.	:	(Jointly Administered)

DEBTORS' JOINT CHAPTER 11 PLAN OF LIQUIDATION FOR TROIKA MEDIA GROUP, INC., *ET AL.*

Brian S. Lennon
Jamie M. Eisen
Betsy L. Feldman
WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
New York, New York 10019
Telephone: (212) 728-8000
Facsimile: (212) 728-8111

Counsel for the Debtors and Debtors-in-Possession

Dated: February 16, 2024
New York, New York

[1] The Debtors in these chapter 11 cases and the last four (4) digits of each Debtor's federal taxpayer identification number are as follows: Troika Media Group, Inc. (1552), Troika Mission Worldwide, Inc. (3406), Troika Services, Inc. (6042), Troika Design Group, Inc. (4560), Troika Production Group, LLC (3392), Troika-Mission Holdings, Inc. (8417), MissionCulture LLC (1903), Mission Media USA, Inc. (1312), Troika IO, Inc. (4013), CD Acquisition Corp. (5486), Converge Direct, LLC (0788), Converge Direct Interactive, LLC (8110), and Lacuna Ventures, LLC (2168). The Debtors' executive headquarters are located at 25 West 39th Street, 6th Floor, New York, NY 10018.

i TABLE OF CONTENTS Page Article I. DEFINED TERMS AND RULES OF INTERPRETATION ....................................1 A. Definitions................................................................................................................1 B. Rules of Interpretation ...........................................................................................13 C. Computation of Time .............................................................................................13 D. Controlling Document ...........................................................................................13 Article II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, PROFFESSIONAL FEES, AND UNITED STATES TRUSTEE STATUTORY FEES ............................................................................................14 A. Administrative Expense Claims .............................................................................14 B. Professional Fee Claims .........................................................................................15 1. Final Fee Applications ...................................................................................15 2. Post-Effective Date Fees and Expenses ........................................................15 3. Professional Fee Escrow Account .................................................................15 C. Priority Tax Claims ................................................................................................16 D. United States Trustee Statutory Fees .....................................................................16 Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.....17 A. Classification of Claims and Interests ....................................................................17 B. Treatment of Claims and Interests .........................................................................17 1. Class 1 – Secured Claims ...............................................................................17 2. Class 2 –Priority Non-Tax Claims ................................................................18 3. Class 3 – Blue Torch Deficiency Claims ......................................................19 4. Class 4 – General Unsecured Claims ...........................................................19 5. Class 5 – Interests in the Debtors .................................................................19 C. Special Provision Governing Unimpaired Claims .................................................20 D. Voting Classes; Presumed Acceptance by Non-Voting Classes ............................20 E. Controversy Concerning Impairment ....................................................................20 F. Subordination of Claims ........................................................................................20 G. Elimination of Vacant Classes ...............................................................................20 H. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code .....................20 Article IV. MEANS FOR IMPLEMENTATION OF PLAN ...................................................21 A. Implementation of the Plan; Sources of Consideration for Plan Distributions ......21 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 3 of 61

ii B. Vesting of Assets ...................................................................................................21 C. Dissolution of the Debtors; Removal of Directors and Officers; Case Closures..................................................................................................................21 D. Cancellation of Existing Securities and Agreements .............................................22 E. Plan Transactions ...................................................................................................22 F. Effectuating Documents and Further Transactions ................................................23 G. Section 1146 Exemption from Certain Taxes and Fees .........................................23 H. Sale Order; 9019 Orders ........................................................................................23 I. Authority to Act .....................................................................................................23 J. Plan Settlement Approval ......................................................................................23 K. Litigation Trust ......................................................................................................24 1. Establishment of Litigation Trust ................................................................24 2. Transfer of Litigation Trust Assets ..............................................................24 3. Purpose of Litigation Trust ...........................................................................24 4. Litigation Trustee ...........................................................................................25 5. Termination of Litigation Trust ...................................................................26 L. Plan Administrator .................................................................................................26 1. Appointment; Duties ......................................................................................26 2. Plan Administrator Agreement ....................................................................26 3. Powers and Duties ..........................................................................................27 4. Compensation of Plan Administrator ..........................................................28 5. Retention and Payment of Professionals......................................................28 6. Funding of Reserves .......................................................................................28 7. Limitation on Liability, Indemnification, and Exculpation of the Plan Administrator ...................................................................................................28 M. Plan Administrator Expenses .................................................................................29 N. Dissolution of Committee ......................................................................................29 Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES .........29 A. General Treatment .................................................................................................29 B. Rejection Damages Claims ....................................................................................30 C. Reservation of Rights .............................................................................................30 D. Preexisting Obligations to Debtors under Executory Contracts and Unexpired Leases .....................................................................................................................30 E. Insurance Preservation ...........................................................................................31 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 4 of 61

iii F. Modifications, Amendments, Supplements, Restatements, or Other Agreements ............................................................................................................31 Article VI. PROVISIONS GOVERNING DISTRIBUTIONS ................................................31 A. Limited Substantive Consolidation of the Estates .................................................31 B. Distribution Record Date .......................................................................................32 C. Date of Distributions ..............................................................................................32 D. Surrender of Instruments ........................................................................................32 E. IRS Forms ..............................................................................................................33 F. Delivery of Distributions .......................................................................................33 G. Manner of Payment ................................................................................................33 H. Foreign Currency Exchange Rate ..........................................................................34 I. Setoffs and Recoupments .......................................................................................34 J. Minimum Distributions ..........................................................................................34 K. Allocation of Distributions Between Principal and Interest ..................................34 L. Distributions Free and Clear ..................................................................................34 M. Claims Paid or Payable by Third Parties ...............................................................35 1. Claims Paid by Third Parties .......................................................................35 2. Claims Payable by Third Parties ..................................................................35 3. Applicability of Insurance Policies ...............................................................35 Article VII. PROCEDURES FOR RESOLVING UNLIQUIDATED AND DISPUTED CLAIMS OR INTERESTS .................................................................................35 A. Allowance of Claims ..............................................................................................35 B. Claims Administration Responsibilities ................................................................36 C. Estimation of Claims..............................................................................................36 D. Adjustment to Claims Without Objection ..............................................................36 E. Time to File Objections to Claims .........................................................................36 F. Disallowance of Claims .........................................................................................36 G. Disallowed Claims .................................................................................................37 H. Amendments to Claims ..........................................................................................37 I. No Distributions Pending Allowance ....................................................................37 J. Distributions After Allowance ...............................................................................37 Article VIII. CONDITIONS PRECEDENT ..............................................................................37 A. Conditions Precedent to Confirmation...................................................................37 B. Conditions Precedent to the Effective Date ...........................................................38 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 5 of 61

iv C. Waiver of Conditions .............................................................................................39 Article IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS .............................39 A. Compromise and Settlement of Claims, Interests, and Controversies ...................39 B. Releases by the Debtors .........................................................................................39 C. Releases by Holders of Claims and Interests .........................................................40 D. Exculpation ............................................................................................................42 E. Injunction ...............................................................................................................42 F. No Discharge .........................................................................................................43 G. Release of Liens .....................................................................................................43 Article X. RETENTION OF JURISDICTION .........................................................................44 Article XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN ..............46 A. Modification of Plan ..............................................................................................46 B. Other Amendments ................................................................................................46 C. Effect of Confirmation on Modifications ..............................................................46 D. Revocation of Plan; Effect of Non-Occurrence of Conditions to the Effective Date ........................................................................................................................46 Article XII. MISCELLANEOUS PROVISIONS ......................................................................47 A. Debtors’ Operation from Confirmation Date through Effective Date ...................47 B. Immediate Binding Effect ......................................................................................47 C. Additional Documents ...........................................................................................47 D. Substantial Consummation ....................................................................................47 E. Reservation of Rights .............................................................................................47 F. Successors and Assigns ..........................................................................................48 G. Determination of Tax Liabilities ............................................................................48 H. Notices ...................................................................................................................48 I. Term of Injunctions or Stays..................................................................................49 J. Entire Agreement ...................................................................................................50 K. Plan Supplement Exhibits ......................................................................................50 L. Governing Law ......................................................................................................50 M. Nonseverability of Plan Provisions upon Confirmation ........................................50 N. Closing of Chapter 11 Cases ..................................................................................51 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 6 of 61

1 INTRODUCTION Troika Media Group, Inc., Troika Mission Worldwide, Inc., Troika Services, Inc., Troika Design Group, Inc., Troika Production Group, LLC, Troika-Mission Holdings, Inc., MissionCulture LLC, Mission Media USA, Inc., Troika IO, Inc., CD Acquisition Corp., Converge Direct, LLC, Converge Direct Interactive, LLC, and Lacuna Ventures, LLC (each a “Debtor” and, collectively, the “Debtors”) propose this chapter 11 plan (this “Plan”)2 under section 1121 of the Bankruptcy Code. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined have the meanings ascribed to such terms in Article I of this Plan. Unless otherwise specified, all docket numbers refer to the lead case of In re Troika Media Group, Inc., et al., No. 23-11969 (DSJ). In addition, this Plan provides for and implements the Plan Settlement by and between the Plan Settlement Parties. Pursuant to the Plan Settlement, the Plan Settlement Parties have agreed to, among other things, resolve any and all disputes between and among the Debtors, the Committee, and the Prepetition Secured Lenders in accordance with the terms of the Plan. The Plan serves as a motion to approve the Plan Settlement pursuant to Bankruptcy Rule 9019. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the compromises and settlements provided for in the Plan Settlement contained herein, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, Holders of Claims, and other parties in interest, and are fair, equitable, and reasonable. Reference is made to the Disclosure Statement filed contemporaneously with the Plan for a discussion of the Debtors’ history, business, historical financial information, and liquidation analysis, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. Article I. DEFINED TERMS AND RULES OF INTERPRETATION A. Definitions The following terms, when used in this Plan, or any subsequent amendments or modifications thereof, have the respective meanings hereinafter set forth and shall be equally applicable to the singular and plural of terms defined. 1. “503(b)(9) Claim” means a Claim asserted pursuant to section 503(b)(9) of the Bankruptcy Code. 2 The filing of this Plan shall not affect, impair, or waive the Debtors’ exclusive right to file and solicit a plan. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 7 of 61

2 2. “9019 Orders” shall mean, collectively, the Bankruptcy Court’s orders approving the Toama Settlement Agreement and the Participating Converge Sellers Settlement Agreement. 3. “Administrative Claim” means a Claim asserted pursuant to section 503(b) (including sections 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code), 507(a)(2), or 507(b) of the Bankruptcy Code, including actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the business of the Debtors. 4. “Administrative Claims Bar Date” means the deadline for filing all requests for allowance and payment of Administrative Claims, which shall be ninety (90) days after the Effective Date. 5. “Allowed” means all or that portion, as applicable, of any Claim or Interest against any Debtor (a) that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time, as liquidated in amount and not Disputed or contingent, and for which no contrary or superseding Proof of Claim has been filed, (b) that has been expressly allowed by Final Order or under the Plan, or (c) that the Debtors do not timely object to in accordance with the Plan; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan shall not be considered “Allowed Claims” for any other purpose under the Plan or otherwise, except if and to the extent otherwise determined to be Allowed as provided herein. “Allow” and “Allowing” shall have correlative meanings. 6. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of any Debtor or the Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws. 7. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time. 8. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York. 9. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure. 10. “Bar Date” means, as applicable, the Administrative Claims Bar Date and any other date or dates established by an order of the Bankruptcy Court by which Proofs of Claim must be filed, including the general bar date of February 9, 2024 and the bar date of June 4, 2024 for Governmental Units, as set forth in the Order (I) Establishing Deadlines to File Proofs of Claim and (II) Approving the Form and Manner of Notice Thereof [Docket No. 93]; provided that, for the avoidance of doubt, Professional Fee Claims shall be filed in accordance with Article II.B of the Plan. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 8 of 61

3 11. “Blue Torch” means Blue Torch Finance LLC, the Prepetition Agent and DIP Agent, solely in its capacity as the Prepetition Agent and DIP Agent. 12. “Blue Torch Deficiency Claim” means the Prepetition Secured Lenders’ unsecured deficiency claim, which shall equal to at least the Claim Amount (as defined in the Participating Converge Sellers Settlement Agreement), less the amount of the credit bid of the Prepetition Obligations pursuant to the Purchase Agreement in effect on the Closing Date (as such term is defined in the Purchase Agreement) of the Sale. 13. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)). 14. “Purchaser” means the acquirer of all or substantially all of the Debtors’ assets pursuant to the Purchase Agreement, which is BTC Converge Buyer LLC. 15. “Cash” means cash and cash equivalents in legal tender of the United States of America. 16. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise, with the exception, as to each, of the Transferred Causes of Action. Causes of Action also include: (i) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (ii) the right to object to or otherwise contest Claims or Interests; (iii) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (iv) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code, with the exception, as to each, of those transferred to Purchaser pursuant to the Sale Documents. 17. “Chapter 11 Cases” means the chapter 11 cases filed by the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. 18. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any Debtor or any Estate. 19. “Claims Objection Bar Date” means the date that is one hundred eighty (180) days after the Effective Date, which date may be extended upon presentment of an order to the Bankruptcy Court by the Plan Administrator. 20. “Claims Register” means the official register of Claims maintained by the Solicitation Agent. 21. “Class” means a category of Claims or Interests as established by and set forth in Article III of this Plan pursuant to section 1122(a) of the Bankruptcy Code. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 9 of 61

4 22. “Closing Date” shall have the meaning ascribed to such term in the Purchase Agreement. 23. “CMS” means non-Debtor Converge Marketing Services, LLC. 24. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases. 25. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases. 26. “Combined Hearing” means the hearing(s) conducted by the Bankruptcy Court to consider (i) final approval of the adequacy of the Disclosure Statement and (ii) Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time. 27. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 28. “Committee” means the official committee of unsecured creditors appointed in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code. 29. “Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code. 30. “Debtor Releases” means the releases set forth in Article IX.B of this Plan. 31. “DIP Agent” has the meaning ascribed to such term in the DIP Orders. 32. “DIP Credit Agreement” means that certain Superpriority Secured Debtor-in- Possession Financing Agreement, dated as of December 7, 2023, entered into by and between the Debtors and the DIP Lenders (as may have been amended, supplemented, or otherwise modified from time). 33. “DIP Facility” means that certain debtor-in-possession financing facility available pursuant to the DIP Loan Documents. 34. “DIP Lenders” means the lenders from time to time under the DIP Loan Documents. 35. “DIP Loan Documents” means, collectively, the DIP Credit Agreement and all agreements, documents and instruments related thereto, including the DIP Orders. 36. “DIP Orders” means, collectively, the Interim DIP Order, the Second Interim DIP Order, and the Final DIP Order. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 10 of 61

5 37. “Disclosure Statement” means the Disclosure Statement for Debtors’ Joint Chapter 11 Plan of Liquidation for Troika Media Group, Inc., et al., dated February 16, 2024 (as may be amended, supplemented or modified from time to time), including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law. 38. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that is not yet Allowed. 39. “Distribution” means any transfer under the Plan of Cash or other property to a Holder of an Allowed Claim, as provided for under the Plan or the Plan Administrator Agreement. Distributions by the Litigation Trustee to the Litigation Trust Beneficiaries from proceeds of the Transferred Causes of Action shall not be deemed Distributions under the Plan. Holders of Allowed Class 3 Claims shall receive their pro rata share of interests in the Litigation Trust as detailed in Article III(B)(3) as their sole Distribution under the Plan. For the avoidance of doubt, any assets received by the Plan Administrator or Post-Confirmation Debtors constituting Purchased Assets to Purchaser shall not be deemed Distributions under the Plan. 40. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive Distributions under the Plan, which date shall be the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court. For the avoidance of doubt, the Distribution Record Date does not apply to Holders of public securities. 41. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (i) no stay of the Confirmation Order is in effect, (ii) all conditions precedent to the occurrence of the Effective Date set forth in Article VIII.A of the Plan have been satisfied or waived in accordance with Article VIII.B of the Plan, and (iii) the Debtors declare the Plan effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. The Debtors or the Plan Administrator will file and serve a notice of the occurrence of the Effective Date. 42. “Entity” means any “entity,” as defined in section 101(15) of the Bankruptcy Code. 43. “Escrow Agent” means Alter Domus (US) LLC. 44. “Escrow Agreement” means the escrow agreement, dated March 21, 2022, between and among (i) TMG, (ii) the Escrow Agent, (iii) Blue Torch, and (iv) Thomas Marianacci, in his capacity as representative of the Converge Sellers. 45. “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases. 46. “Excluded Assets” has the meaning set forth in the Purchase Agreement. 47. “Exculpated Parties” or “Exculpated Party” means, in each case in its capacity as such: (i) the Debtors, (ii) the Debtors’ directors and officers during the Chapter 11 Cases, (iii) the Committee and all members thereof, (iv) the Professionals (solely in their capacity as such), (v) 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 11 of 61

6 each Prepetition Secured Lender; (vi) the Prepetition Agent; (vii) each DIP Lender, and (viii) the DIP Agent. 48. “Executory Contract” means a contract to which any Debtor is a party and subject to assumption or rejection under section 365 of the Bankruptcy Code. 49. “Final DIP Order” means the Final Order (I) Authorizing Debtors to Obtain Postpetition Senior Secured Financing and the Use of Cash Collateral; (II) Granting Adequate Protection; (III) Granting Liens and Superpriority Administrative Expense Claims; (IV) Modifying the Automatic Stay; and (V) Granting Related Relief [Docket No. 176], entered on February 7, 2024. 50. “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, seek a new trial, reargument, or rehearing and, where applicable, petition for certiorari has expired and no appeal, motion for reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, motion for a new trial, reargument or rehearing, or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, or as to which any motion for reconsideration that has been filed pursuant to Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure or any motion for a new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order. 51. “First Day Declaration” means the Declaration of G. Grant Lyon in Support of the Debtors’ Chapter 11 Petitions and First Day Motions [Docket No. 11]. 52. “General Unsecured Claim” means any Claim other than a(n): (i) Administrative Claim, (ii) Professional Fee Claim, (iii) Priority Tax Claim, (iv) Secured Claim, (v) Priority Non- Tax Claim, or (vi) Blue Torch Deficiency Claim. 53. “Governmental Unit” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code. 54. “Holder” means an Entity holding a Claim or Interest. 55. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code. 56. “Insurance Policies” means all insurance policies of the Debtors not sold to Purchaser in the Sale, including, without limitation, any D&O Policy. 57. “Intercompany Claim” means a Claim by any Debtor against another Debtor or against CMS. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 12 of 61

7 58. “Interest” means any issued, unissued, authorized, or outstanding shares of common equity, preferred stock, or other instrument evidencing an ownership or economic interest in any Debtor. 59. “Interim Compensation Procedures Order” means the Order Pursuant to 11 U.S.C. §§ 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Professionals [Docket No. 92], entered on January 4, 2024. 60. “Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to Obtain Postpetition Senior Secured Financing and the Use of Cash Collateral; (II) Granting Adequate Protection; (III) Granting Liens and Superpriority Administrative Expense Claims; (IV) Modifying the Automatic Stay; (V) Scheduling a Final Hearing; and (VI) Granting Related Relief [Docket No. 29], entered on December 8, 2023. 61. “IRS Form” means IRS Form W-9, W-8BEN, any acceptable substitute, or any other tax information form that the Debtors or the Plan Administrator (as applicable) may require from a Holder of a Claim for a Distribution under the Plan. 62. “Lien” means a “lien,” as defined in section 101(37) of the Bankruptcy Code. 63. “Litigation Trust” means the litigation trust established on the Effective Date pursuant to Article IV of the Plan and the Litigation Trust Agreement. 64. “Litigation Trust Agreement” means the agreement to be executed as of the Effective Date establishing the Litigation Trust pursuant to this Plan and to be filed as part of the Plan Supplement, which shall be in form and substance acceptable to Blue Torch, as the representative of the Litigation Trust Beneficiaries. 65. “Litigation Trust Assets” means the Transferred Causes of Action and any proceeds derived therefrom. 66. “Litigation Trust Beneficiaries” means, collectively, all Holders of Allowed Class 3 Claims. 67. “Litigation Trustee” means the trustee appointed by the Debtors, with the consent of Blue Torch, and identified in the Plan Supplement, to act as trustee of and administer the Litigation Trust, and any successor thereto. 68. “Mediation” refers to the judicial mediation overseen by The Honorable Michael E. Wiles as further set forth in the order granting the Debtors’ Motion to Appoint a Judicial Mediator and Refer Certain Matters to Mediation [Docket No. 132]. 69. “Net Available Cash” means the Debtors’ Cash after the Closing Date, less such amounts needed by the Plan Administrator to satisfy or otherwise fund (i) the Plan Reserve, (ii) the Professional Fee Reserve Amount, and (iii) the Wind-Down Reserve, in the amount of no less than $3,400,000, including $3,000,000 from the Escrow Funds (as defined in the Purchase Agreement). 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 13 of 61

8 70. “Participating Converge Sellers Settlement Agreement” means the agreement attached as Exhibit B to the Debtors’ Motion Pursuant to Federal Rule of Bankruptcy Procedure 9019(A) for Entry of an Order Approving Settlement Agreement Between and Among the Debtors, the Blue Torch Parties, the Participating Converge Sellers, and the Official Committee of Unsecured Creditors [Docket No. 182]. 71. “Person” means a “person,” as defined in section 101(41) of the Bankruptcy Code. 72. “Petition Date” means December 7, 2023, the date on which each Debtor filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code, thereby commencing the Chapter 11 Cases. 73. “Plan” means (i) this plan of liquidation under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be; and (ii) the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules thereto. 74. “Plan Administrator” means such person or entity designated by Debtors, in consultation with the Committee, prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to (i) administer this Plan in accordance with its terms and the Plan Administrator Agreement; (ii) to be the sole officer and/or responsible Person for the Debtors and Post-Confirmation Debtors from and after the Effective Date; and (iii) take such other actions as may be authorized under this Plan and the Plan Administrator Agreement, and any successor thereto. 75. “Plan Administrator Agreement” means the agreement by and among the Debtors, the Post-Confirmation Debtors, and the Plan Administrator specifying the rights, duties and responsibilities of the Plan Administrator under this Plan, and to be filed as part of the Plan Supplement. 76. “Plan Administrator Professionals” means the agents, financial advisors, attorneys, consultants, independent contractors, representatives, and other professionals of the Plan Administrator or the Post-Confirmation Debtors (in each case, solely in their capacities as such). 77. “Plan Administrator Expenses” means all actual and necessary fees, costs, expenses, and obligations incurred by or owed to the Plan Administrator and its agents, employees, attorneys, advisors, and other professionals in administering this Plan, including (i) reasonable compensation for services rendered and reimbursement for actual and necessary expenses incurred by the Plan Administrator and its agents, employees, and professionals after the Effective Date through and including the date upon which the Bankruptcy Court enters a final decree closing the Chapter 11 Cases, and (ii) all Statutory Fees payable pursuant to the Plan. 78. “Plan Reserve” means an account to be funded by the Debtors with the amount necessary to satisfy the Plan Reserve Obligations, which account shall be used solely to pay the Plan Reserve Obligations until such Plan Reserve Obligations are satisfied in full or otherwise Disallowed. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 14 of 61

9 79. “Plan Reserve Obligations” means the Allowed Administrative Claims (other than Professional Fee Claims), Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims that are not satisfied as of the Effective Date. 80. “Plan Settlement” means the compromises and settlements between and among the Plan Settlement Parties provided for in this Plan. 81. “Plan Settlement Parties” means the Debtors, the Committee, the Prepetition Secured Lenders, the DIP Lenders, and Blue Torch. 82. “Plan Supplement” means a supplemental appendix to the Plan that shall be filed by the Debtors no later than five (5) days before the Voting/Opt-In Deadline to accept or reject the Plan or such later date as may be approved by the Bankruptcy Court on notice to parties in interest and that shall include, among other things, draft forms of documents (or term sheets thereof), schedules, and exhibits to the Plan, and as may be amended, modified, or supplemented from time to time on or prior to the Effective Date in accordance with the terms thereof and hereof, the Bankruptcy Code, and the Bankruptcy Rules, including the following information: (i) the identity and compensation of the Plan Administrator; (ii) the identity and compensation of the Litigation Trustee; (iii) the Plan Administrator Agreement; (iv) the Litigation Trust Agreement; (v) to the extent known, the identity of any insider that will be employed or retained by the Plan Administrator or Litigation Trustee and the nature of any compensation for such insider; and (v) any other documentation necessary to effectuate the Plan or that is contemplated by the Plan. 83. “Post-Confirmation Debtors” means the Debtors, on and after the Effective Date. 84. “Prepetition Secured Lenders” has the meaning ascribed to such term under the DIP Orders. 85. “Prepetition Agent” has the meaning ascribed to such term under the DIP Orders. 86. “Prepetition Loan Documents” has the meaning ascribed to such term in the DIP Orders. 87. “Prepetition Obligations” has the meaning ascribed to such term in the DIP Orders. 88. “Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 89. “Priority Non-Tax Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 90. “Professional” means an Entity (i) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and/or 1103 of the Bankruptcy Code and to be compensated for services rendered and expenses incurred pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code, or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. For the avoidance of 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 15 of 61

10 doubt, any professionals retained by the Litigation Trustee shall not be Professionals for the purposes of the Plan. 91. “Professional Fee Claims” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred after the Petition Date and on or before the Effective Date under sections 330, 331, or 503(b) of the Bankruptcy Code, as applicable. 92. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors at a third-party bank with Cash on the Effective Date in an amount equal to the Professional Fee Reserve Amount. 93. “Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors as set forth in Article II.B of the Plan. 94. “Proof of Claim” means a proof of Claim filed against any Debtor in the Chapter 11 Cases. 95. “Proof of Interest” means a proof of Interest filed against any Debtor in the Chapter 11 Cases. 96. “Purchase Agreement” means the purchase agreement that effectuates the sale of all or substantially all of the Debtors’ assets, which is annexed as Exhibit 1 to the Sale Order. 97. “Purchased Assets” has the meaning set forth in the Purchase Agreement. 98. “Related Party” or “Related Parties” means, as of the Petition Date, a Released Party’s or a Releasing Party’s and their affiliates’ or subsidiaries’ current directors, managers, officers, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns. 99. “Released Parties” or “Released Party” means, collectively, and in each case, in its capacity as such: (i) the Debtors and their Related Parties; (ii) the Committee, its members, and their respective Related Parties; (iii) each Prepetition Secured Lender; (iv) the Prepetition Agent; (v) each DIP Lender; (vi) the DIP Agent and (vii) the Escrow Agent. For the avoidance of doubt, any directors, managers, officers, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals that were not employed with or actively representing the Debtors as of the Petition Date shall not be Released Parties. 100. “Releasing Parties” or “Releasing Party” means only, in their capacity as such: (i) Released Parties; (ii) a Holder of a Claim or Claims paid in full under the Plan or deemed to accept or reject the Plan on account of such Claim or Interest (as applicable), to the extent such Person or Entity affirmatively opts in to the releases under Article IX.C of the Plan; (iii) a Holder of a Claim or Claims entitled to vote on the Plan, to the extent such Person or Entity affirmatively opts in to 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 16 of 61

11 the releases under Article IX.C of the Plan; and (iv) a Holder of an Unimpaired Claim or Interest who is not entitled to vote on the Plan but who affirmatively opts into the releases under Article IX.C of the Plan; provided, however, that any (a) Holder of a Class 4 Claim that is entitled to vote on the Plan but (x) does not return a ballot by the Voting/Opt-In Deadline, (y) returns a ballot after the Voting/Opt-In Deadline and its ballot is not accepted or considered for voting purposes, or (z) does not affirmatively opt in to the release under Article IX.C of the Plan by returning a properly completed ballot by the Voting/Opt-In Deadline and indicating on the ballot that the Person or Entity affirmatively opts in to the release under Article IX.C of the Plan; (b) Holder of an Unimpaired Claim and/or Impaired Interest who is not entitled to vote on the Plan and does not affirmatively opt in to the releases contained in Article IX.C of the Plan; or (c) Holder of any Claim and/or Interest that files an objection to the releases contained in Article IX.C of the Plan shall not be a “Releasing Party.” 101. “Sale” means the transaction between and among the Debtors and Purchaser pursuant to which the Debtors sold substantially all of their assets to the Purchaser pursuant to sections 363 and 365 of the Bankruptcy Code, as set forth in the Sale Order and Purchase Agreement. 102. “Sale Documents” means, collectively, the Purchase Agreement and all agreements, documents, schedules, and instruments related thereto, including the Sale Order. 103. “Sale Order” means the Order (I) Approving the Sale of the Debtors’ Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (II) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases [Docket No. 177], entered on February 8, 2024. 104. “Second Interim DIP Order” means the Second Interim Order (I) Authorizing Debtors to Obtain Postpetition Senior Secured Financing and the Use of Cash Collateral; (II) Granting Adequate Protection; (III) Granting Liens and Superpriority Administrative Expense Claims; (IV) Modifying the Automatic Stay; (V) Scheduling a Final Hearing; and (VI) Granting Related Relief [Docket No. 76], entered on January 3, 2024. 105. “Schedules” means, collectively, the schedules of assets and liabilities, schedule of Executory Contracts and Unexpired Leases and statement of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules and the official bankruptcy forms, as the same may be amended, modified or supplemented from time to time. 106. “Secretary of State” means the secretary of state with jurisdiction over a Debtor or other Entity’s corporate registration, as applicable. 107. “Secured Claim” means a Claim: (a) secured by a Lien on collateral, which Lien is valid, perfected and enforceable, to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. 108. “Solicitation Agent” means Kroll Restructuring Administration LLC d/b/a Kroll in its capacity as noticing and claims agent and proposed solicitation agent for the Debtors. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 17 of 61

12 109. “Solicitation Procedures Order” means the order entered by the Bankruptcy Court [Docket No. 205] conditionally approving the Disclosure Statement and authorizing the solicitation of votes on the Plan. 110. “Statutory Fees” means any fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930. 111. “TMG” means Debtor Troika Media Group, Inc. 112. “Toama Settlement Agreement” means the settlement agreement attached as Exhibit B to the Debtors’ Motion Pursuant to Federal Rule of Bankruptcy Procedure 9019(a) for Entry of an Order Approving Settlement Agreement Between and Among the Debtors, the Blue Torch Parties, Sadiq Toama, and the Official Committee of Unsecured Creditors [Docket No. 183]. 113. “Transferred Causes of Action” means all Causes of Action, including, but not limited to, Avoidance Actions, designated as “Excluded Assets” (as such term is used in the Purchase Agreement) pursuant to the Purchase Agreement. 114. “Unexpired Lease” means a lease to which any Debtor is a party and subject to assumption or rejection under section 365 of the Bankruptcy Code. 115. “Unimpaired” means, with respect to a Claim or Class of Claims, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code. 116. “United States Trustee” means the United States Trustee for Region 2. 117. “Voting/Opt-In Deadline” has the meaning ascribed to such term in the Solicitation Procedures Order. 118. “Wind-Down Costs” means all voluntary and involuntary, costs, expenses, charges, obligations, or liabilities of any kind or nature, whether unmatured, contingent or unliquidated (collectively, the “Expenses”) incurred or reasonably anticipated to be incurred by the Plan Administrator after the Effective Date in connection with the implementation of the Plan, the administration of the post-Effective Date Estates, and the implementation of the Plan Administrator, including, but not limited to: (a) the Plan Administrator Expenses in connection with administering and implementing the Plan, including any taxes incurred and accrued on or after the Effective Date; (b) fees due and owing to the United States Trustee, if any, which accrued after the Effective Date; (c) the Plan Administrator Expenses in making the Distributions required by the Plan, including Allowed Administrative Claims, paying taxes, and filing tax returns; (d) any Expenses incurred by the Plan Administrator; (e) the Expenses of independent contractors and professionals (including, without limitation, attorneys, advisors, accountants, brokers, consultants, experts, professionals, and other Persons) providing services to the Plan Administrator; and (f) the fees and expenses of the Plan Administrator in making Distributions. 119. “Wind-Down Reserve” means the account to be established by the Plan Administrator for the purpose of satisfying the Wind-Down Costs in accordance with the Wind Down Budget (as such term is defined in the Purchase Agreement). 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 18 of 61

13 B. Rules of Interpretation 1. For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (iv) unless otherwise specified, all references herein to “Articles” are references to Articles of this Plan; (v) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation and shall be deemed to be followed by the words “without limitation”; (vii) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (viii) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (x) any effectuating provisions may be interpreted by the Debtors, the Litigation Trustee, or the Plan Administrator (as applicable) in such a manner that is consistent with the overall purpose and intent of the Plan without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control. 2. All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided. C. Computation of Time Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein. D. Controlling Document In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and any Plan Supplement document, the Plan shall control. In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 19 of 61

14 Article II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, PROFFESSIONAL FEES, AND UNITED STATES TRUSTEE STATUTORY FEES In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, including Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of this Plan. A. Administrative Expense Claims Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Plan Administrator (as applicable), each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (i) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date (or, if not then due, when such Allowed Administrative Claim becomes due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; or (iii) at such time and upon such terms as set forth in an order of the Bankruptcy Court. Except for Professional Fee Claims, and notwithstanding any prior filing or Proof of Claim (other than 503(b)(9) Claims), requests for allowance and payment of Administrative Claims must be filed and served by motion on the Debtors or the Plan Administrator (as applicable) and their counsel, no later than the Administrative Claims Bar Date pursuant to the procedures specified in the Confirmation Order and the notice of the occurrence of the Effective Date. For the avoidance of doubt, Holders of Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their businesses after the Petition Date must file and serve a motion for allowance and payment of Administrative Claims by the Administrative Claims Bar Date. Objections to such motions must be filed and served on the requesting party by the later of (i) 120 days after the Effective Date and (ii) thirty (30) days after the filing of the applicable motion for allowance and payment of the Administrative Claims. After notice and a hearing, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, a Final Order. Except as otherwise provided in Articles II.B or II.D of the Plan, Holders of Administrative Claims that do not file and serve a motion by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtors, the Estates, the Post-Confirmation Debtors, the Litigation Trust, the Plan Administrator, or their assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date without the need for any notices, objection, or other action from the Debtors or Plan Administrator (as applicable) or any action or approval by the Bankruptcy Court. For the avoidance of doubt, a Proof of Claim asserting an Administrative Claim (other than a 503(b)(9) Claim) does not constitute a request for 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 20 of 61

15 allowance and payment of Administrative Claims, and a motion must be filed as provided herein. B. Professional Fee Claims 1. Final Fee Applications All requests for payment of Professional Fee Claims by Professionals for services rendered and reimbursement of expenses and any objections asserted in response to such requests must be filed and served in accordance with the Interim Compensation Procedures Order or with a subsequent order by the Bankruptcy Court. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims of Professionals after notice and a hearing in accordance with the procedures established by the Bankruptcy Court in the Interim Compensation Procedures Order or in any subsequent order by the Bankruptcy Court. Unless otherwise agreed to by the Debtors and the Professional prior to the Effective Date, the Plan Administrator shall pay Professional Fee Claims that are Allowed by Final Order in Cash, and first to a Professional from the Professional Fee Escrow Account to the extent any funds remain escrowed therefor in such account. 2. Post-Effective Date Fees and Expenses Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Plan Administrator shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the Wind-Down Costs related to the Chapter 11 Cases that are incurred after the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Post-Confirmation Debtors or the Plan Administrator may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Code. 3. Professional Fee Escrow Account As soon as is reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount; provided that the Plan Administrator shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been indefeasibly paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Funds held in the Professional Fee Escrow Account shall not be considered property of the Estates of the Debtors. For the avoidance of doubt, the Plan Administrator is charged with administering the Professional Fee Escrow Account after the Effective Date, making Distributions from the 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 21 of 61

16 Professional Fee Escrow Account to Professionals, and maintaining the Professional Fee Escrow Account for the benefit of Professionals. For the further avoidance of doubt, the Plan Administrator is permitted to open a new bank account to transfer funds from the Debtors’ Professional Fee Escrow Account, at which point such new account shall be deemed the Professional Fee Escrow Account and the funds therein shall be used pursuant to the terms of this Plan. The Professional Fee Escrow Account and amounts funded therein for a Professional are and shall continue to be maintained in trust solely for each Professional separately on a per- Professional basis. Such funds shall not be considered property of the Debtors, their Estates, the Litigation Trust, or the Post-Confirmation Debtors; provided, however, that any Cash remaining in the Professional Fee Escrow Account after payment in full of all Professional Fee Claims Allowed by the Bankruptcy Court shall constitute Net Available Cash and shall be redistributed pro rata as provided under the Plan at any time without any further notice, action or order of the Bankruptcy Court. Unless otherwise agreed to by the Debtors and the Professional prior to the Effective Date or by the Plan Administrator and the Professional after the Effective Date, the amount of Professional Fee Claims owing to such Professional shall be paid in Cash by the Plan Administrator as soon as reasonably practicable after such Professional Fee Claims are Allowed by order of the Bankruptcy Court, first, from the Professional Fee Escrow Account and, second, if any Allowed Professional Fee Claims remain outstanding, from the Wind-Down Reserve. For the avoidance of doubt, the amount escrowed for each Professional on the Effective Date is not a cap on such Professional Fee Claims. C. Priority Tax Claims Except to the extent that a Holder of an Allowed Priority Tax Claim agrees with the Debtors or the Plan Administrator (as applicable) to a different treatment, and only to the extent that any such Allowed Priority Tax Claim has not been paid in full prior to the Effective Date, in full and final satisfaction, settlement and release of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. The Debtors and the Plan Administrator reserve the right to prepay any Allowed Priority Tax Claim at any time under this option. D. United States Trustee Statutory Fees All fees payable pursuant to 28 U.S.C. § 1930 and any applicable interest thereon that are due and payable as of the Effective Date shall be paid in full in Cash by the Debtors or the Plan Administrator on the Effective Date. All such fees and any applicable interest thereon that become due and payable after the Effective Date shall be paid by the Plan Administrator from the Assets when such fees become due and payable. All such fees and any applicable interest thereon shall continue to become due and payable until the entry of a final decree closing the Chapter 11 Cases or conversion or dismissal of the Chapter 11 Cases, whichever is earlier. For the avoidance of doubt, no Governmental Unit is required to file a request for an Administrative Claim for Statutory Fees. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 22 of 61

18 outstanding at the Combined Hearing, such Secured Claim shall be treated as follows: i. Classification: Class 1 consists of all Secured Claims against the Debtors. ii. Treatment: Except to the extent that a Holder of an Allowed Secured Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, and release of each Allowed Secured Claim, each Holder of an Allowed Secured Claim shall receive the following, at the option of the Debtors or Plan Administrator (as applicable): (a) payment in full in Cash on or as soon as is reasonably practicable after the later of (x) the Effective Date and (y) the date on which such Secured Claim is Allowed by a Final Order of the Bankruptcy Court; (b) the collateral securing such Holder’s Allowed Secured Claim; or (c) such other treatment rendering such Allowed Secured Claim Unimpaired. iii. Voting: Class 1 is Unimpaired, and Holders of Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Secured Claims are not entitled to vote to accept or reject the Plan. 2. Class 2 –Priority Non-Tax Claims a. Classification: Class 2 consists of all Priority Non-Tax Claims against the Debtors. b. Treatment: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, and release of each Allowed Priority Non-Tax Claim, each Holder of such Allowed Priority Non- Tax Claim shall receive the following at the option of the Debtors or Plan Administrator (as applicable): (i) payment in full in Cash on or as soon as is reasonably practicable after the later of (a) the Effective Date and (b) the date on which such Priority Non-Tax Claim is Allowed by a Final Order of the Bankruptcy Court; or (ii) such other treatment rendering such Allowed Priority Non-Tax Claim Unimpaired. c. Voting: Class 2 is Unimpaired, and Holders of Priority Non-Tax Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 24 of 61

19 Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan. 3. Class 3 – Blue Torch Deficiency Claims a. Classification: Class 3 consists of all Blue Torch Deficiency Claims. b. Treatment: Each Holder of an Allowed Blue Torch Deficiency Claim shall receive its pro rata share (calculated based on the proportion that such Holder’s Allowed Blue Torch Deficiency Claim bears to the aggregate amount of Allowed Blue Torch Deficiency Claims) of interests in the Litigation Trust, which, for each Holder, shall constitute the full and final satisfaction, settlement, release, and discharge upon the Effective Date of the Holder’s Blue Torch Deficiency Claim. c. Voting: Class 3 is Impaired, and Holders of Blue Torch Deficiency Claims are entitled to vote to accept or reject the Plan. 4. Class 4 – General Unsecured Claims a. Classification: Class 4 consists of all General Unsecured Claims against the Debtors. b. Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, and release of each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive its pro rata share (calculated based on the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of Allowed General Unsecured Claims) of the Net Available Cash available for Distribution, which is estimated to total $500,000 as of the date of filing of this Plan and is subject to change. c. Voting: Class 4 is Impaired, and Holders of General Unsecured Claims are entitled to vote to accept or reject the Plan. 5. Class 5 – Interests in the Debtors a. Classification: Class 5 consists of all Interests in the Debtors. b. Treatment: No Holder of an Interest shall be entitled to a Distribution under the Plan on account of such Interest. On the Effective Date, all Interests shall be retired, cancelled, and/or extinguished. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 25 of 61

20 c. Voting: Class 5 is Impaired, and the Holders of Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Plan Administrator’s rights with respect to any Claims or Interests, including all legal and equitable defenses to or setoffs or recoupments against any Claims. D. Voting Classes; Presumed Acceptance by Non-Voting Classes If a Class contains Claims eligible to vote, and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Holders of Claims in such Class shall be deemed to have accepted the Plan. E. Controversy Concerning Impairment If a controversy arises as to whether any Claim or any Class of Claims is Impaired, the Bankruptcy Court shall, after notice and a hearing, adjudicate such controversy on or before the Confirmation Date. F. Subordination of Claims The allowance, classification, and treatment of all Allowed Claims and Interests and the respective Distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Plan Administrator (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. G. Elimination of Vacant Classes Any Class of Claims that does not have a Holder of an Allowed Claim or a Claim temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptances or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. H. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code The Debtors hereby request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors reserve the right to request Confirmation of the 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 26 of 61

21 Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any voting Class that votes to reject the Plan. Article IV. MEANS FOR IMPLEMENTATION OF PLAN A. Implementation of the Plan; Sources of Consideration for Plan Distributions This Plan will be implemented by, among other things, the appointment of the Plan Administrator and the Litigation Trustee, and the making of Distributions. B. Vesting of Assets On the Effective Date, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, (i) the Excluded Assets under the Purchase Agreement, other than the Litigation Trust Assets, and any property acquired by the Debtors under or in connection with this Plan, shall vest in, and be held in the name of, the applicable Post-Confirmation Debtor, free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in the Plan, and (ii) the Litigation Trust Assets shall vest in the Litigation Trust pursuant to the Confirmation Order, the Plan, and the Litigation Trust Agreement. Notwithstanding anything herein to the contrary, property in each Estate shall not include any Purchased Assets under the Purchase Agreement, and nothing in this Plan shall alter or amend the Purchase Agreement, the Sale Order, or the 9019 Orders. To the extent any Debtor has not transferred any interest in a Purchased Asset (as defined in the Purchase Agreement) or receives proceeds from a Purchased Asset after the Effective Date, such interest shall vest in the applicable Post-Confirmation Debtor subject to the Sale Order and 9019 Orders, and solely for purposes of transferring such interest to Purchaser. C. Dissolution of the Debtors; Removal of Directors and Officers; Case Closures On or after the Effective Date: the Plan Administrator, (i) may merge or dissolve such affiliates of the Debtors and complete the winding up of such affiliates of a Debtor without the necessity for any other or further actions to be taken by or on behalf of such affiliates or their shareholders or any payment to be made in connection therewith, other than the filing of a certificate of merger or dissolution, as applicable, with the appropriate governmental authorities; (ii) may merge or dissolve any Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such Debtor or its shareholders or any payments to be made in connection therewith, other than submitting with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a Certificate of Dissolution from each applicable Secretary of State; provided that upon any merger with another Debtor, all Claims filed or scheduled in the non-surviving Debtor’s Chapter 11 Case shall be deemed to have been filed in the surviving Debtor’s Chapter 11 Case; and (iii) may seek authority from the Bankruptcy Court to close any Chapter 11 Cases of the Debtors in accordance with the Bankruptcy Code and the Bankruptcy Rules; provided, however, that nothing in the Plan shall be construed as relieving the Debtors or Plan Administrator (as applicable) of their duties to pay Statutory Fees to the United States Trustee as required by the Bankruptcy Code and applicable law until such time as a Final Decree is entered 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 27 of 61

22 in each Debtor’s case or an undissolved Debtor’s case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code. Without limiting the foregoing, on the Effective Date and upon the Debtors causing the Excluded Assets (other than the Transferred Causes of Action) to be transferred to the Post- Confirmation Debtors, the Debtors shall have no further duties or responsibilities in connection with implementation of this Plan, the directors and officers of each of the Debtors shall be deemed to have resigned, and the employees of each of the Debtors shall be deemed to have been terminated. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Debtors in the same manner as the Debtors’ directors and officers were authorized prior to the Effective Date; provided that the Plan Administrator shall have no duties other than as expressly set forth in the Confirmation Order, the Plan, and the Plan Administrator Agreement. D. Cancellation of Existing Securities and Agreements On the Effective Date, (i) the obligations of the Debtors under the Prepetition Loan Documents and any other certificate, security, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness of or ownership interest in the Debtors shall be cancelled solely as to the Debtors and their affiliates, and the Post-Confirmation Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors and their affiliates pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness of or ownership interest in the Debtors shall be released. The Holders of, or parties to, such cancelled agreements and documents shall have no rights arising from or relating to such agreements and documents or the cancellation thereof, except as to the allowance and Distribution on pre-Confirmation Claims in respect thereof as provided pursuant to this Plan. For the avoidance of doubt, nothing in the foregoing shall be interpreted to affect the validity of any agreements or obligations transferred pursuant to the Purchase Agreement, Sale Order, Sale Documents, Toama Settlement Agreement, Participating Converge Sellers Settlement Agreement, 9019 Orders, or of the transfer thereof. E. Plan Transactions On the Effective Date or as soon thereafter as is reasonably practicable, the Debtors, the Litigation Trustee, and the Plan Administrator may take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including, but not limited to, (i) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law, (ii) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with this Plan, (iii) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law, and (iv) any and all other actions that the Debtors, Litigation Trustee, or Plan Administrator determine are necessary or appropriate to effectuate the Plan. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 28 of 61

23 F. Effectuating Documents and Further Transactions Upon entry of the Confirmation Order, the Debtors, the Litigation Trustee, and the Plan Administrator shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of this Plan and any transactions described in or contemplated by this Plan. The Debtors, the Litigation Trustee, or the Plan Administrator (as applicable), all Holders of Claims receiving Distributions pursuant to this Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan. G. Section 1146 Exemption from Certain Taxes and Fees Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, or the re-vesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or any similar tax or fee. H. Sale Order; 9019 Orders Notwithstanding anything to the contrary herein, nothing in this Plan shall affect, impair or supersede the Sale Order or the 9019 Orders, which remain in full force and effect and govern in the event of inconsistency with the Plan. I. Authority to Act Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, partners, members, or other owners of one or more of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, partners, members, or other owners of one or more of the Debtors or notice to, order of, or hearing before, the Bankruptcy Court. J. Plan Settlement Approval Approval of the Plan shall constitute approval of the Plan Settlement contained in this Plan. The Plan Settlement resolves all disputes and controversies between and among the Plan Settlement Parties. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 29 of 61

24 K. Litigation Trust 1. Establishment of Litigation Trust On the Effective Date, the Litigation Trust will be established pursuant to the Litigation Trust Agreement, which will be filed with the Bankruptcy Court as part of the Plan Supplement. Upon establishment of the Litigation Trust, all Litigation Trust Assets shall be deemed transferred to the Litigation Trust without any further action of any of the Debtors or any managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives of the Debtors. The Litigation Trustee shall be designated by the Debtors, with the consent of Blue Torch, in the Litigation Trust Agreement. In the event that the Purchaser does not designate any Causes of Action as Excluded Assets, then all references to the Litigation Trust herein shall be null and void. 2. Transfer of Litigation Trust Assets Pursuant to section 1141 of the Bankruptcy Code, all property transferred to the Litigation Trust shall be made free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as may be otherwise provided in this Plan. Upon completion of the transfer of the Litigation Trust Assets to the Litigation Trust, the Debtors will have no further interest in, or with respect to, the Litigation Trust Assets, or the Litigation Trust. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Litigation Trustee, and the Litigation Trust Beneficiaries) will treat the transfer of assets to the Litigation Trust in accordance with the terms of this Plan as a transfer to the Litigation Trust Beneficiaries, followed by a transfer by such Litigation Trust Beneficiaries to the Litigation Trust, and the Litigation Trust Beneficiaries will be treated as the grantors and owners thereof. 3. Purpose of Litigation Trust The Litigation Trust shall be established for the purpose of liquidating the Litigation Trust Assets, maximizing recoveries for the benefit of the Litigation Trust Beneficiaries, and making payments in accordance with the Litigation Trust Agreement to the Litigation Trust Beneficiaries, with no objective to continue or engage in the conduct of a trade or business in accordance with Treas. Reg. § 301.7701-4(d). The Litigation Trust is intended to qualify as a “grantor trust” for federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes, with the Litigation Trust Beneficiaries treated as grantors and owners of the Litigation Trust. All parties must treat the Litigation Trust as a grantor trust of which the Litigation Trust Beneficiaries are the owners and grantors, and treat such beneficiaries as the direct owners of an undivided interest in the Litigation Trust Assets transferred to the Litigation Trust, consistent with their pro rata interests therein. The Litigation Trustee will file tax returns for the Litigation Trust treating the Litigation Trust as a grantor trust pursuant to section 1.671-4(a) of the Treasury Regulations. The Litigation Trustee also shall annually send to each Litigation Trust Beneficiary a separate statement regarding the receipts and expenditures of the Litigation Trust as relevant for U.S. federal income tax purposes. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 30 of 61

25 4. Litigation Trustee (i) Litigation Trustee as Representative of the Estates. From and after the Effective Date, the Litigation Trustee shall act as the representative of the Estates solely for the purpose for the purpose of retaining and enforcing, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Transferred Causes of Action in accordance with the best interests of and for the benefit of the Litigation Trust Beneficiaries. Any successor Litigation Trustee appointed pursuant to the Litigation Trust Agreement shall be bound by and comply with the terms of this Plan, the Confirmation Order, and the Litigation Trust Agreement. (ii) Responsibilities and Authority of the Litigation Trustee. The responsibilities and authority of the Litigation Trustee shall be as set forth in the Litigation Trust Agreement and shall include the following: (a) preserving and liquidating the Litigation Trust Assets and transferring the proceeds thereof to the Litigation Trust Beneficiaries in accordance with the provisions of this Plan and the Litigation Trust Agreement; (b) administering and paying taxes, including, among other things, (x) filing tax returns (to the extent not the obligation of Purchaser), and (y) representing the interest and account of the Litigation Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding, or audit; (c) retaining and paying professionals in connection with the Litigation Trustee’s performance of its duties under this Plan and the Litigation Trust Agreement; (d) distributing information statements as required for federal income tax and other applicable tax purposes; (e) making payments to Holders of Allowed Class 3 Claims in accordance with the Plan and Litigation Trust Agreement; (f) as soon as reasonably practicable after the transfer of the Litigation Trust Assets to the Litigation Trust, making a good faith valuation of the fair market value of such assets;3 and (g) such other responsibilities as may be vested in the Litigation Trustee pursuant to this Plan or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan. (iii) Powers of the Litigation Trustee. The powers of the Litigation Trustee shall be as set forth in the Litigation Trust Agreement, and shall include the following: (a) the power to pursue, prosecute, resolve, compromise, and settle the Transferred Causes of Action against any other Person or Entity without notice to or approval from the Bankruptcy Court; (b) the power to transfer any proceeds thereof to the Litigation Trust Beneficiaries, and pay taxes and other obligations owed by the Litigation Trust from such funds in accordance with this Plan and the Litigation Trust Agreement; (c) the power to engage and compensate, without prior Bankruptcy Court order or approval, employees and professionals to assist the Litigation Trustee with respect to its responsibilities; and (d) such other powers as may be vested in or assumed by the Litigation Trustee pursuant to this Plan, the Litigation Trust Agreement, or by Bankruptcy Court order. 3 All Litigation Trust Beneficiaries shall consistently use such valuation for all U.S. federal income tax purposes. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 31 of 61

26 (iv) Compensation of Litigation Trustee. The Litigation Trustee shall be compensated as set forth in the Litigation Trust Agreement. The Litigation Trustee shall fully comply with the terms, conditions, and rights set forth in this Plan, the Confirmation Order, and the Litigation Trust Agreement. The Litigation Trustee shall not be required to file a fee application to receive compensation. (v) Retention and Payment of Professionals. The Litigation Trustee shall have the right to retain the services of attorneys, accountants, and other professionals and agents, to assist and advise the Litigation Trustee in the performance of his, her, or its duties, and to compensate and reimburse expenses of such professionals in accordance with the Litigation Trust Agreement. 5. Termination of Litigation Trust The Litigation Trust shall be dissolved upon the earlier of (i) the date when all proceeds of all Transferred Causes of Action, in the reasonable discretion of the Litigation Trustee, with the consent of Blue Torch as the representative of the Litigation Trust Beneficiaries, have been paid to the Litigation Trust Beneficiaries and as further detailed in the Litigation Trust Agreement; (ii) the date that Blue Torch, as the representative of the Litigation Trust Beneficiaries, exercises its termination right as further set forth in the Litigation Trust Agreement; and (iii) have been paid to the Litigation Trust Beneficiaries and as further detailed in the Litigation Trust Agreement, and (ii) the third (3rd) anniversary of the creation of the Litigation Trust; provided that, if warranted by the facts and circumstances involved in resolving or monetizing any Litigation Trust Assets, upon application to, and if approved by, the Bankruptcy Court upon a finding that such extension is necessary or appropriate for purposes of resolving or monetizing such Litigation Trust Assets and distributing the proceeds to Litigation Trust Beneficiaries, the term of the Litigation Trust may be extended by the Litigation Trustee for a specified term. Notwithstanding the foregoing, unless otherwise ordered by the Bankruptcy Court, the Litigation Trust shall be automatically terminated in the event that a final decree is entered closing each of the Chapter 11 Cases or if all of the Chapter 11 Cases are converted or dismissed. L. Plan Administrator 1. Appointment; Duties Not less than seven (7) days prior to the Voting/Opt-In Deadline and subject to Bankruptcy Court approval in connection with Confirmation of the Plan, the Debtors, in consultation with the Committee, shall designate the Person who initially will serve as the Plan Administrator. 2. Plan Administrator Agreement (i) Plan Administrator as a Fiduciary. The Plan Administrator shall be a fiduciary of each of the Debtors’ Estates and the Post- Confirmation Debtors, and shall be compensated and reimbursed for expenses as set forth in, and in accordance with, the Plan Administrator Agreement. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 32 of 61

27 (ii) Provisions of the Plan Administrator Agreement and Confirmation Order. The Plan Administrator Agreement and the Confirmation Order shall provide that: (i) the Plan Administrator shall have no duties until the occurrence of the Effective Date, and on and after the Effective Date, shall be a fiduciary of each of the Post- Confirmation Debtors and the Estates; and (ii) if the Plan is withdrawn or otherwise abandoned prior to the occurrence of the Effective Date, the Plan Administrator position shall thereafter be dissolved. 3. Powers and Duties (i) General Powers and Duties. The responsibilities and authority of the Plan Administrator shall be as set forth in the Plan Administrator Agreement, and shall include the following: (i) take all steps and execute all instruments and documents necessary to make Distributions to Holders of Allowed Claims and to perform the duties assigned to the Plan Administrator under the Plan or the Plan Administrator Agreement; (ii) comply with the Plan and the obligations hereunder; (iii) employ, retain or replace professionals to represent him or her with respect to his or her responsibilities; (iv) object to Claims as provided in the Plan and prosecute such objections; (v) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment or allowance of any Claim; (vi) establish, replenish, or release any reserves as provided in the Plan, as applicable; (vii) exercise such other powers as may be vested in the Plan Administrator pursuant to the Plan, the Plan Administrator Agreement or any other order of the Bankruptcy Court, including the Confirmation Order, or otherwise act on behalf of and for the Debtors and the Post-Confirmation Debtors from and after the Effective Date; (viii) file applicable tax returns for any of the Debtors; (ix) liquidate any of the Excluded Assets other than the Transferred Causes of Action; and (x) take other actions pursuant to the Plan or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of the Plan. (ii) Distributions. Pursuant to the terms and provisions of the Plan and the Plan Administrator Agreement, the Plan Administrator shall make the required Distributions specified under the Plan and in accordance with the Plan. (iii) Post-Confirmation Quarterly Disbursement Reports. In addition, after the Effective Date, the Plan Administrator shall file with the Bankruptcy Court and submit to the United States Trustee regular post- confirmation quarterly disbursement reports, on or before the thirtieth (30th) day of each of January, April, July, and October, as appropriate, until the Chapter 11 Cases are closed, converted, or dismissed, whichever happens earlier. (iv) Reserves. On the Effective Date, the Plan Administrator shall establish reserves, as required by the Plan or as otherwise determined to be appropriate in his or her sole discretion. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 33 of 61

28 4. Compensation of Plan Administrator The Plan Administrator and the Plan Administrator Professionals shall be compensated as set forth in the Plan Administrator Agreement. The Plan Administrator shall fully comply with the terms, conditions and rights set forth in the Plan, the Confirmation Order, and the Plan Administrator Agreement. The Plan Administrator shall not be required to file a fee application to receive compensation. 5. Retention and Payment of Professionals The Plan Administrator shall have the right to retain the services of attorneys, accountants, and other professionals and agents, to assist and advise the Plan Administrator in the performance of his, her, or its duties, and to compensate and reimburse expenses of such professionals in accordance with the Plan Administrator Agreement. 6. Funding of Reserves (i) Professional Fee Reserve Amount. On the Effective Date, the Plan Administrator shall establish and fund the Professional Fee Escrow Account with the Professional Fee Reserve Amount. (ii) Wind-Down Reserve. On the Effective Date, the Plan Administrator shall establish and fund the Wind-Down Reserve. The Wind- Down Reserve shall be used by the Plan Administrator solely to satisfy (a) the Distributions set forth herein (net of the Wind-Down Costs) and (b) the Wind- Down Costs. Any Cash remaining in the Wind-Down Reserve after payment in full of the Distributions set forth herein (net of the Wind-Down Costs) and the Wind-Down Costs shall constitute Net Available Cash and shall be redistributed pro rata as provided under the Plan. (iii) Plan Reserve. On the Effective Date, the Plan Administrator shall establish and fund the Plan Reserve. The Plan Reserve shall be used by the Plan Administrator solely to satisfy the Plan Reserve Obligations. Any Cash remaining in the Plan Reserve after payment in full of the Plan Reserve Obligations shall constitute Net Available Cash and shall be redistributed pro rata as provided under the Plan. 7. Limitation on Liability, Indemnification, and Exculpation of the Plan Administrator The Plan Administrator and the Plan Administrator Professionals shall be entitled to indemnification and advancement from the Post-Confirmation Debtors against any losses, liabilities, expenses (including reasonable attorneys’ fees and disbursements), damages, taxes, suits, or claims that the Plan Administrator or its consultants or professionals may incur or sustain by reason of being or having been a Plan Administrator or consultants or professionals of the Plan Administrator for performing any functions incidental to such service; provided, however, the foregoing shall not relieve the Plan Administrator or his, her, or its consultants or professionals from liability for gross negligence or willful misconduct. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 34 of 61

29 No Holder of a Claim or Interest or any other party-in-interest will have, or otherwise pursue, any claim or Cause of Action against the Plan Administrator or its consultants or professionals (for each of the foregoing, solely in the performance of their duties) for making payments and Distributions in accordance with the Plan and the Plan Administrator Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan, except for any acts or omissions to act that are the result of gross negligence or willful misconduct, as set forth more fully in the Plan Administrator Agreement. M. Plan Administrator Expenses All Plan Administrator Expenses shall be paid from the Wind-Down Reserve, and the Plan Administrator may, in the ordinary course of business and without the necessity for any application to, or approval of, the Bankruptcy Court, subject to the provisions of the Plan Administrator Agreement, pay any accrued but unpaid Plan Administrator Expenses from the Wind-Down Reserve. N. Dissolution of Committee On the Effective Date, (i) the Committee shall be deemed to be dissolved and the members of the Committee shall be released and discharged from all further authority, duties, responsibilities, and obligations arising from or related to the Chapter 11 Cases and (ii) Professionals retained by the Committee shall be released and discharged from all further authority, duties, responsibilities, and obligations relating to the Chapter 11 Cases; provided, however, that the foregoing shall not apply to any matters concerning any Professional Fee Claims held or asserted by any Professional or reimbursement of any reasonable and documented expenses of the Committee’s members incurred in their capacity as such. Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES A. General Treatment On the Effective Date, except as otherwise provided herein (which exclusion includes the Insurance Policies), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date. Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time prior to the effective date of assumption. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 35 of 61

30 B. Rejection Damages Claims If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Court, such Claim shall be forever barred and shall not be enforceable against the Debtors, their Estates, the Post-Confirmation Debtors, the Plan Administrator, or any of their respective assets and properties unless a Proof of Claim is filed with the Solicitation Agent and served upon counsel to the Plan Administrator within thirty (30) days of the Effective Date. The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with Article III.B.4. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Confirmation Order and Plan that are not timely filed within thirty (30) days of the Effective Date will be automatically disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, their Estates, the Post- Confirmation Debtors, the Plan Administrator, or any of their respective assets and properties, without the need for any objection by the Plan Administrator or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any such Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully released and waived, notwithstanding anything in the Schedules and Statements or a Proof of Claim to the contrary. C. Reservation of Rights The inclusion of any contract or lease in the Schedules and Statements or in any Plan Supplement shall not constitute an admission by the Debtors that such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Plan Administrator (as applicable) may elect within thirty (30) calendar days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease under the Plan by filing a notice of such election on the docket of the Chapter 11 Cases. D. Preexisting Obligations to Debtors under Executory Contracts and Unexpired Leases Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Plan Administrator (as applicable) under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors and the Plan Administrator (as applicable) expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnity or continued maintenance obligations. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 36 of 61

31 E. Insurance Preservation Nothing in the Plan, the Confirmation Order, or the Plan Administrator Agreement alters the rights and obligations of the Debtors (and their Estates) and the Debtors’ insurers (and third- party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms and conditions thereof or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtors’ rights and their Estates’ rights under any Insurance Policy to which the Debtors and/or the Debtors’ Estates may be beneficiaries shall vest with the Plan Administrator for the benefit of all of the beneficiaries of such policies. For the avoidance of doubt, the Debtors are deemed to have assumed all the Insurance Policies pursuant to the Plan. F. Modifications, Amendments, Supplements, Restatements, or Other Agreements Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease. Article VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Limited Substantive Consolidation of the Estates To promote efficient administration and effectuation of the Plan, including for purposes of Distributions to be made under the Plan, the Debtors seek authority under section 105 of the Bankruptcy Code and Bankruptcy Rule 9019 to substantively consolidate the Debtors’ Estates in a limited manner for voting and classification purposes. As a result of such consolidation, (i) the Debtors and their Estates shall be deemed to be a single Entity and Estate for purposes of voting and classification of Claims and Distributions; (ii) Proofs of Claim that are filed against one or more Debtors are deemed to be one Claim against a single Estate; (iii) each Claim that is Allowed against more than one Debtor shall be deemed to be a single Allowed Claim against the consolidated Debtors; and (iv) all Intercompany Claims shall be eliminated and extinguished, and holders of Intercompany Claims shall not receive any Distributions or retain any property pursuant to the Plan on account of such Intercompany Claims. For the avoidance of doubt, for all purposes associated with Distributions under the Plan, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single Distribution under the Plan and does not exceed the amount of the underlying Claim giving rise to such multiple Claims. This limited consolidation, however, shall not effectuate any further substantive consolidation of the Debtors or their Estates or affect: (a) the legal and corporate structures of the Debtors; (b) distributions from any Insurance Policies or proceeds of such policies; (c) any Liens granted or arising any time prior to the Effective Date or the priority of those Liens; (d) the rights of the Plan Administrator to contest alleged setoff or recoupment rights on the grounds of lack of mutuality under section 553 of the Bankruptcy Code and other applicable law; or (e) the vesting of assets in the Plan Administrator. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 37 of 61

32 This Plan shall serve as a motion seeking entry of an order consolidating the Debtors, as described and to the limited extent set forth above. Unless an objection to such consolidation is made in writing by any creditor affected by the Plan, filed with the Bankruptcy Court, and served in accordance with the Solicitation Procedures Order, the Confirmation Order may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall occur at or before the Combined Hearing. B. Distribution Record Date As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Debtors and the Plan Administrator (as applicable) shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Debtors, the Plan Administrator, and any party responsible for making Distributions shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. Except as otherwise provided herein, the Plan Administrator or the Post-Confirmation Debtors shall make Distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such Distribution; provided, however, that the manner of such Distributions shall be determined at the discretion of the Plan Administrator; provided further, however, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim filed by that Holder. C. Date of Distributions Distributions made after the Effective Date to Holders of Allowed Claims shall be deemed to have been made on the Effective Date and no interest shall accrue or be payable with respect to Claims or any Distribution related thereto. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date. D. Surrender of Instruments As a condition precedent to receiving any Distribution under this Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Plan Administrator or the Post-Confirmation Debtors. Any holder of such instrument or note that fails to (i) surrender the instrument or note or (ii) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Plan Administrator and furnish a bond in form, substance, and amount reasonably satisfactory to the Plan Administrator within six (6) months of being entitled 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 38 of 61

33 to such Distribution shall be deemed to have forfeited all rights and claims and may not participate in any Distribution hereunder. E. IRS Forms In connection with the Plan, to the extent applicable and not an obligation of Purchaser under the Sale Documents, the Debtors and the Plan Administrator (as applicable) shall comply with all tax withholding and reporting requirements imposed on them/it by any Governmental Unit, and all Distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors and the Plan Administrator (as applicable) shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the Distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding Distributions pending receipt of information necessary to facilitate such Distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and the Plan Administrator (as applicable) reserve the right to allocate all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. The Post-Confirmation Debtors or the Plan Administrator may require, as a condition to the receipt of a Distribution under the Plan, that a Holder of an Allowed Claim furnish to the Post- Confirmation Debtors or the Plan Administrator, as applicable, any necessary or appropriate IRS Forms, as applicable to each Holder. An Allowed Claim of a Holder that fails to provide an executed IRS Form within sixty (60) days after service (by first class mail) of a formal request for the same by the Post-Confirmation Debtors or the Plan Administrator, as applicable, shall be deemed disallowed and expunged for purposes of Distributions under the Plan. F. Delivery of Distributions Subject to applicable Bankruptcy Rules, the Plan Administrator or the Post-Confirmation Debtors shall transmit all Distributions to Holders of Allowed Claims or their designees. If any Distribution to a Holder of an Allowed Claim (i) is returned as undeliverable for lack of a current address or otherwise, or (ii) is not cashed or otherwise presented for collection by the Holder of the Allowed Claim within ninety (90) calendar days after the mailing of such Distribution, the Plan Administrator shall file with the Bankruptcy Court the name and last known address of the Holder of undeliverable Distribution or uncashed Distribution, as applicable. If, after the passage of thirty (30) calendar days after such filing, the payment or Distribution on the Allowed Claim still cannot be made, then (i) the Holder of such Claim shall cease to be entitled to the undeliverable Distribution or uncashed Distribution, which will constitute Net Available Cash and shall be redistributed pro rata as provided under the Plan, and (ii) the Allowed Claim of such Holder shall be deemed disallowed and expunged for purposes of further Distributions under the Plan. G. Manner of Payment Any Distributions to be made by or on behalf of the Debtors or the Plan Administrator (as applicable) pursuant to this Plan shall be made by checks drawn on accounts maintained by the 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 39 of 61

34 Plan Administrator or by wire transfer if circumstances justify, at the option of the Plan Administrator. H. Foreign Currency Exchange Rate As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, on the Petition Date. I. Setoffs and Recoupments The Debtors and the Plan Administrator, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy and/or nonbankruptcy law, without the approval of the Bankruptcy Court and upon no less than fourteen (14) calendar days’ notice to the applicable Holder of a Claim, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the Distributions to be made pursuant to this Plan on account of such Allowed Claim (before any Distribution is to be made on account of such Allowed Claim), any claims of any nature whatsoever that the Debtors or their Estates may have against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Plan Administrator of any such claim the Debtors or their Estates may have against the Holder of such Claim. J. Minimum Distributions No payment of Cash in an amount of less than one hundred U.S. dollars ($100.00) shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be used in accordance with the Plan and the Plan Administrator Agreement. If the Cash available for the final Distribution is less than the cost to distribute such funds, the Plan Administrator may donate such funds to the unaffiliated charity of its choice. K. Allocation of Distributions Between Principal and Interest To the extent that any Allowed Claim entitled to a Distribution under this Plan includes both principal and accrued but unpaid prepetition interest, such Distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid prepetition interest. L. Distributions Free and Clear Except as otherwise provided in this Plan, any Distribution or transfer made under this Plan, including Distributions to any Holder of an Allowed Claim, shall be free and clear of any Liens, Claims, encumbrances, charges, and other interests, and no other entity shall have any interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to this Plan. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 40 of 61

35 M. Claims Paid or Payable by Third Parties 1. Claims Paid by Third Parties If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtors and/or the Plan Administrator on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtors and/or the Plan Administrator, then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall constitute Net Available Cash and shall be redistributed pro rata as provided under the Plan without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a Distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtors and/or the Plan Administrator on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the Distribution to the Debtors or Plan Administrator (as applicable), to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such Distribution under the Plan. 2. Claims Payable by Third Parties No Distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies Except as otherwise provided in the Plan, Distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. Article VII. PROCEDURES FOR RESOLVING UNLIQUIDATED AND DISPUTED CLAIMS OR INTERESTS A. Allowance of Claims After the Effective Date, the Plan Administrator shall have and retain any and all rights and defenses that any Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 41 of 61

36 B. Claims Administration Responsibilities Except as otherwise specifically provided in the Plan, after the Effective Date, the Plan Administrator shall have the sole authority to: (i) file, withdraw, or litigate to judgment, objections to Claims or Interests; (ii) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. C. Estimation of Claims Before or after the Effective Date, the Debtors or the Plan Administrator (as applicable) may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of Distributions), and the Debtors or the Plan Administrator (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. D. Adjustment to Claims Without Objection Any Claim that has been paid, satisfied, or assumed by Purchaser in the Sale, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Plan Administrator (as applicable) without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. E. Time to File Objections to Claims Except as otherwise provided herein, any objections to Claims shall be filed on or before the Claims Objection Bar Date (as such date may be extended upon presentment of an order to the Bankruptcy Court by the Plan Administrator). F. Disallowance of Claims Except as provided herein or otherwise agreed to by the Debtors or the Plan Administrator (as applicable), any Holder of a Proof of Claim filed after the Bar Date shall not receive any Distributions on account of such Claim, unless on or before the date of the Combined Hearing such late Claim has been deemed timely filed by a Final Order. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 42 of 61

37 G. Disallowed Claims All Claims held by Persons or Entities against whom or which any Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed disallowed Claims pursuant to section 502(d) of the Bankruptcy Code and Holders of such Claims shall not be entitled to vote to accept or reject this Plan. A Claim deemed disallowed pursuant to this Article VII.G shall continue to be disallowed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtors or the Plan Administrator from such Holder have been paid. H. Amendments to Claims Except as provided herein, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Plan Administrator, a Claim may not be filed or amended and any such new or amended Claim filed shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court. I. No Distributions Pending Allowance If an objection to a Claim, Proof of Claim, or portion thereof is filed, no payment or Distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until the Disputed Claim becomes an Allowed Claim. J. Distributions After Allowance To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Plan Administrator shall provide to the Holder of such Claim the Distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. For the avoidance of doubt, no interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final Distribution is made on account of such Claim. Article VIII. CONDITIONS PRECEDENT A. Conditions Precedent to Confirmation The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan: 1. The 9019 Orders shall have been entered by the Bankruptcy Court, the Toama Settlement Agreement shall be effective in accordance with its terms, the Participating Converge Sellers Settlement Agreement shall be effective in accordance with its terms, and the funds held 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 43 of 61

38 in escrow pursuant to the Escrow Agreement shall have been released in accordance with the Toama Settlement Agreement and the Participating Converge Sellers Settlement Agreement. 2. The Sale shall have closed. 3. The provisions of the Confirmation Order that relate to the Plan Settlement shall be in form and substance reasonably acceptable to the Plan Settlement Parties. 4. The Confirmation Order shall provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan. 5. The Confirmation Order shall have been entered by the Bankruptcy Court. B. Conditions Precedent to the Effective Date The occurrence of the Effective Date of this Plan is subject to the following conditions precedent: 1. The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code. 2. The Confirmation Order shall have been entered and shall be in full force and effect. 3. There shall have been no modification or stay of the Confirmation Order or entry of any other order prohibiting the transactions contemplated by this Plan from being consummated. 4. The Professional Fee Escrow Account shall have been fully funded pursuant to the terms of this Plan. 5. The Plan Reserve shall have been fully funded pursuant to the terms of this Plan. 6. The Wind-Down Reserve shall have been fully funded pursuant to the terms of this Plan. 7. All actions, documents and agreements necessary to implement the Plan shall have been effected, executed, and/or tendered for delivery. All conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date). 8. The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents necessary to implement this Plan and any Plan Transactions and that are required by law, regulation, or order. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 44 of 61

39 C. Waiver of Conditions Unless otherwise specifically provided in this Plan, the conditions set forth in Article VIII.A or Article VIII.B may be waived in whole or in part by the Debtors without notice to any other party in interest or the Bankruptcy Court and without a hearing. Article IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Compromise and Settlement of Claims, Interests, and Controversies Pursuant to Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to this Plan, the provisions of this Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the relative legal, equitable, and contractual rights of the Holders of Claims and Interests with respect to Distributions from the Debtors’ Estates. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of all compromises and settlements embodied in the Plan, as well as a finding by the Bankruptcy Court that such compromises and settlements are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests, and are fair, equitable, and reasonable. B. Releases by the Debtors As of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party (other than the Debtors) is deemed released and discharged by the Debtors and the Estates from any and all claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, any Debtor or other Entity based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof, or otherwise), any securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Disclosure Statement, the DIP Facility, the DIP Loan Documents, the Sale, the Sale Documents, the Plan, the Plan Supplement, or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the DIP Facility, the DIP Loan Documents, the Sale, the Sale Documents, the 9019 Orders, the Plan, the Plan Supplement, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of the DIP Facility, the pursuit of the Sale, the Mediation, the pursuit of consummation, the administration and implementation of the Plan, including the Distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (ii) any 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 45 of 61

40 Entity from any claim, Claim, or Cause of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted intentional fraud, willful misconduct, or gross negligence of such Released Party; (iii) any obligations under or in respect of the Sale Documents; or (iv) claims determined in a Final Order by a court of competent jurisdiction to have constituted legal malpractice, release of which is prohibited by Rule 1.8(h) of the New York Rules of Professional Conduct (22 N.Y.C.R.R. § 1200). Each Person and Entity deemed to grant the Debtor Releases shall be deemed to have granted such releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Plan shall be deemed a motion to approve the settlements contained herein pursuant to Bankruptcy Rule 9019 with respect to the Debtor Releases provided in Article IX.B of the Plan, and entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Releases, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Releases are: (i) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the restructuring and implementing the Plan; (ii) a good faith settlement and compromise of the claims released by the Debtor Releases; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to the Debtors, the Estates, and the Plan Administrator asserting any claim or Cause of Action released pursuant to the Debtor Releases. C. Releases by Holders of Claims and Interests As of the Effective Date, each Releasing Party (other than the Debtors) is deemed to have released and discharged each Released Party from any and all claims, Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors (or their Estates), that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 46 of 61

41 thereof, or otherwise), any securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Disclosure Statement, the DIP Facility, the DIP Loan Documents, the Sale, the Sale Documents, the Plan, the Plan Supplement, or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the DIP Facility, the DIP Loan Documents, the Sale, the Sale Documents, the 9019 Orders, the Escrow Agreement, the Toama Settlement Agreement, the Participating Converge Sellers Settlement Agreement, the Plan, the Plan Supplement, the Litigation Trust Agreement, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of the DIP Facility, the pursuit of the Sale, the Mediation, the pursuit of consummation, the administration and implementation of the Plan, including Distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post- Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (ii) any Entity from any claim, Claim, or Cause of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence of such Released Party; or (iii) any obligations under or in respect of the Sale Documents; or (iv) claims determined in a Final Order by a court of competent jurisdiction to have constituted legal malpractice, release of which is prohibited by Rule 1.8(h) of the New York Rules of Professional Conduct (22 N.Y.C.R.R. § 1200). Each Person and Entity deemed to grant the releases described in this Article IX.C shall be deemed to have granted such releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases described in Article IX.C of the Plan, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that each release described in Article IX.C of the Plan is: (i) consensual; (ii) essential to the Confirmation of the Plan; (iii) given in exchange for the 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 47 of 61

42 good and valuable consideration provided by the Released Parties; (iv) in the best interests of the Debtors and their Estates; (v) fair, equitable, and reasonable; (vi) given and made after due notice and opportunity for hearing; and (vii) a bar to any of the Releasing Parties asserting any claim, Claim or Cause of Action released pursuant to Article IX.C of the Plan. D. Exculpation Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby exculpated from, any Claims or Causes of Action for any Claim related to any act or omission occurring between the Petition Date and the Effective Date in connection with, relating to, or arising out of, directly or indirectly resulting from, in consequence of, or in any way attributable to, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of: the Debtors’ restructuring efforts, the Chapter 11 Cases, the DIP Facility, the DIP Loan Documents, the Sale, the Sale Documents, the 9019 Orders, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Litigation Trust Agreement, the Plan Administrator Agreement or any aspect of these Chapter 11 Cases, including any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into during the Chapter 11 Case (including, but not limited to, the DIP Facility, the DIP Loan Documents, the Sale, the Sale Documents, the Plan, and the Plan Supplement), the filing of the Chapter 11 Cases, the pursuit of Confirmation, the Mediation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or the Distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place from the Petition Date through and including the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted fraud, willful misconduct, gross negligence, or claims for legal malpractice, release of which is prohibited by Rule 1.8(h) of the New York Rules of Professional Conduct (22 N.Y.C.R.R. § 1200); provided, however, that for the avoidance of doubt, such exculpation shall not act or be construed to channel, release, enjoin, or otherwise affect criminal enforcement actions. For the further avoidance of doubt, as set forth in Article IV.H of the Plan, notwithstanding anything to the contrary in the Plan, nothing in the Plan shall affect, impair or supersede the Sale Order or Sale Documents, each of which remains in full force and effect and governs in the event of inconsistency with the Plan. The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and Distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such Distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such Distributions made pursuant to the Plan. E. Injunction Except as otherwise provided in the Plan or the Confirmation Order, all Persons and Entities who have held, hold, or may hold Claims or Interests based upon any act, omission, 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 48 of 61

43 transaction, or other activity of any kind or nature related to the Debtors or the Debtors’ Chapter 11 Cases that occurred prior to the Effective Date, other than as expressly provided in the Plan or the Confirmation Order are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, claims, Interests, Causes of Action, or liabilities that have been compromised or settled against the Debtors or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Plan Administrator, the Litigation Trustee, or the Excluded Assets, the Released Parties, or Exculpated Parties (as applicable): (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, Claims or Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims, Claims or Interests; (iii) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims, Claims or Interests; (iv) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims, Claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, Claims or Interests released or settled pursuant to the Plan. Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan by the Debtors, the Plan Administrator, and their respective affiliates, employees, advisors, officers and directors, or agents. F. No Discharge Because the Debtors are liquidating, they are not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims or Interest. G. Release of Liens Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 49 of 61

44 pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns. Any Holder of a Secured Claim or any agent for such Holder that has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim shall, as soon as practicable on or after the Effective Date, take any and all steps requested by the Plan Administrator that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Plan Administrator shall be entitled to make any such filings or recordings on such Holder’s behalf. Article X. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases, the Sale, the Sale Documents, the Confirmation Order, and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests. 2. Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim objections, allowance, disallowance, subordination, estimation and Distribution. 3. Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan. 4. Resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure arising therefrom, including the Cure amount pursuant to section 365 of the Bankruptcy Code; and/or (b) any dispute regarding whether a contract or lease is or was executory or expired. 5. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors or Committee that may be pending on the Effective Date. 6. Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 50 of 61

45 7. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement. 8. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan. 9. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan. 10. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions. 11. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated. 12. Determine any other matters that may arise in connection with or related to the Sale Documents, the Disclosure Statement, the Plan, and the Confirmation Order. 13. Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan. 14. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid. 15. Adjudicate any and all disputes arising from or relating to Distributions under the Plan. 16. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order. 17. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, or the Confirmation Order. 18. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code. 19. Recover all assets of the Debtors and property of the Debtors’ Estates, wherever located. 20. Hear and determine any Causes of Action that may be brought by the Plan Administrator or the Litigation Trustee. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 51 of 61

46 21. Hear and determine any other rights, claims, or Causes of Action held by or accruing to the Debtors or the Post-Confirmation Debtors pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory. 22. Enter an order or final decree concluding or closing the Chapter 11 Cases. 23. Enforce all orders previously entered by the Bankruptcy Court. 24. Hear any other matter not inconsistent with the Bankruptcy Code. Article XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN A. Modification of Plan Subject to the limitations contained in the Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules (i) to amend or modify the Plan prior to the entry of the Confirmation Order, in consultation with the Committee, including amendments or modifications to satisfy section 1129 of the Bankruptcy Code, and (ii) after the entry of the Confirmation Order, the Debtors or the Plan Administrator (as applicable) may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. B. Other Amendments The Debtors may make appropriate non-material, technical adjustments and modifications to this Plan or the Plan Supplement prior to the Effective Date without further order or approval of the Bankruptcy Court. C. Effect of Confirmation on Modifications Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019. D. Revocation of Plan; Effect of Non-Occurrence of Conditions to the Effective Date Subject to the conditions to the Effective Date, the Debtors, in consultation with the Committee, reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization or liquidation. If the Debtors revoke or withdraw the Plan, or if entry of the Confirmation Order or the Effective Date does not occur, then (1) the Plan shall be null and void in all respects, (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (3) nothing contained in the Plan, the Confirmation Order, or the Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 52 of 61

47 manner the rights of the Debtors or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity. Article XII. MISCELLANEOUS PROVISIONS A. Debtors’ Operation from Confirmation Date through Effective Date During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate as debtors in possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect. B. Immediate Binding Effect Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Plan Administrator, all Holders of Claims against and Interests in any Debtor (regardless of whether any such Holder has voted or failed to vote to accept or reject this Plan and regardless of whether any such Holder is entitled to receive any Distribution under this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, and all parties in interest. C. Additional Documents On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Plan Administrator (as applicable) and all Holders of Claims or Interests receiving Distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order. D. Substantial Consummation On the Effective Date, this Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code. E. Reservation of Rights The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, the Disclosure Statement, 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 53 of 61

50 J. Entire Agreement On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. K. Plan Supplement Exhibits All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Copies of such exhibits and documents shall be made available upon written request to Debtors’ counsel or Plan Administrator’s counsel (as applicable) at the address above or by downloading such exhibits and documents free of charge from https://cases.ra.kroll.com/troika. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control. The documents in the Plan Supplement are considered an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order. L. Governing Law Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters. M. Nonseverability of Plan Provisions upon Confirmation If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or Plan Administrator (as applicable); and (c) nonseverable and mutually dependent. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 56 of 61

51 N. Closing of Chapter 11 Cases After the full administration of the Chapter 11 Cases, the Plan Administrator shall promptly file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. Respectfully submitted, as of the date first set forth above, Troika Media Group, Inc. Troika Mission Worldwide, Inc. Troika Services, Inc. Troika Design Group, Inc. Troika Production Group, LLC Troika-Mission Holdings, Inc. MissionCulture LLC Mission Media USA, Inc. Troika IO, Inc. CD Acquisition Corp. Converge Direct, LLC Converge Direct Interactive, LLC Lacuna Ventures, LLC By: /s/ G. Grant Lyon Name: G. Grant Lyon Title: Interim Chief Executive Officer 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 57 of 61

EXHIBIT B Notice of Confirmation and Effective Date 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 58 of 61

23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 59 of 61

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	:	Chapter 11
Troika Media Group, Inc., et al.,[1]	:	Case No. 23-11969 (DSJ)
Debtors.	:	(Jointly Administered)

NOTICE OF (I) CONFIRMATION AND EFFECTIVE DATE OF THE DEBTORS' JOINT CHAPTER 11 PLAN OF LIQUIDATION FOR TROIKA MEDIA GROUP, INC., *ET AL.*, AND (II) DEADLINE UNDER THE PLAN AND CONFIRMATION ORDER TO FILE PROFESSIONAL FEE CLAIMS, ADMINISTRATIVE CLAIMS, AND REJECTION CLAIMS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Entry of Confirmation Order. On March ___, 2024, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order [Docket No. ___] (the "Confirmation Order") confirming the *Debtors' Joint Chapter 11 Plan of Liquidation for Troika Media Group, Inc., et al.*, attached as Exhibit A to the Confirmation Order (as may be amended, modified or supplemented, and together with the Plan Settlement, the "Plan")[2] in the above-captioned cases of the debtors and debtors-in-possession (collectively, the "Debtors").

2. Effective Date of the Plan. The Effective Date of the Plan was ______, 2024.

3. Deadline to File Professional Fee Claims. As provided for in Article II.B of the Plan and in the Confirmation Order, all requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses must be made by application filed with the Bankruptcy Court and served on the Plan Administrator in accordance with the Interim Compensation Procedures Order or with a subsequent order by the Bankruptcy Court no later than

---

[1] The Debtors in these chapter 11 cases and the last four (4) digits of each Debtor's federal taxpayer identification number are as follows: Troika Media Group, Inc. (1552), Troika Mission Worldwide, Inc. (3406), Troika Services, Inc. (6042), Troika Design Group, Inc. (4560), Troika Production Group, LLC (3392), Troika-Mission Holdings, Inc. (8417), MissionCulture LLC (1903), Mission Media USA, Inc. (1312), Troika IO, Inc. (4013), CD Acquisition Corp. (5486), Converge Direct, LLC (0788), Converge Direct Interactive, LLC (8110), and Lacuna Ventures, LLC (2168). The Debtors' executive headquarters are located at 25 West 39th Street, 6th Floor, New York, NY 10018.

[2] Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan.

May 15, 2024, unless otherwise ordered by the Bankruptcy Court. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims of Professionals after notice and a hearing in accordance with the procedures established by the Bankruptcy Court in the Interim Compensation Procedures Order or in any subsequent order by the Bankruptcy Court. Unless otherwise agreed to by the Debtors and the Professional prior to the Effective Date, the Plan Administrator shall pay Professional Fee Claims that are Allowed by Final Order in Cash, and first to a Professional from the Professional Fee Escrow Account to the extent any funds remain escrowed therefor in such account. 4. Administrative Claims Bar Date. As provided for in Section 2(A) of the Plan and in the Confirmation Order, all requests for payment of an Administrative Claim must be filed with the Bankruptcy Court and served on counsel to the Plan Administrator no later than ____, 2024 (i.e., ninety (90) days after the Effective Date). In the event of an objection to allowance of an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Objections to such motions must be filed and served on the requesting party by the later of (i) 120 days after the Effective Date and (ii) thirty (30) days after the filing of the applicable motion for allowance and payment of the Administrative Claims. After notice and a hearing, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, a Final Order. 5. Deadline to File Rejection Claims. As provided for in Article V of the Plan and in the Confirmation Order: (i) on the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors that have not been assumed, assumed and assigned, or rejected prior to the Effective Date, or are not subject to a motion to assume or reject filed before the Effective Date, shall be deemed rejected pursuant to the Confirmation Order, as of the Effective Date; and (ii) any Person or Entity asserting a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Confirmation Order and Plan shall file a Proof of Claim with the Debtors’ claims and noticing agent, Kroll Restructuring Administration LLC, in accordance with the Plan, at the address below, no later than ____, 2024 (i.e., thirty (30) days after the Effective Date) and shall also serve such proof of claim upon the Plan Administrator: Troika Media Group, Inc. c/o Kroll Restructuring Administration LLC 850 Third Avenue, Suite 412 Brooklyn, NY 11232 Any Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Confirmation Order and Plan that is not timely filed pursuant to Article V.B of the Plan shall not be enforceable against, as applicable, the Debtors, their Estates, the Post-Confirmation Debtors, the Plan Administrator, the Litigation Trust, or any of their respective assets and properties, without the need for any objection by the Plan Administrator or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any such Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully released and waived, notwithstanding anything in the Schedules and Statements or a Proof of Claim to the contrary. If one or more such Claims are timely filed, the Plan Administrator may file an objection to any such Claim on or prior to the Claims Objection Bar Date. 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 60 of 61

6. Inquiries by Interested Parties. Copies of the Confirmation Order (to which the Plan is attached as Exhibit A) may be examined free of charge at https://cases.ra.kroll.com/troika by clicking on the link on the left hand side of the page titled “Confirmation Order.” The Confirmation Order is also on file with the Bankruptcy Court and may be viewed by accessing the Bankruptcy Court’s website at www.nysb.uscourts.gov. To access documents on the Bankruptcy Court’s website, you will need a PACER password and login, which can be obtained at www.pacer.psc.uscourts.gov. Dated: __________, 2024 New York, New York WILLKIE FARR & GALLAGHER LLP By: Brian S. Lennon Jamie M. Eisen Betsy L. Feldman 787 Seventh Avenue New York, New York 10019 Telephone: (212) 728-8000 Facsimile: (212) 728-8111 blennon@willkie.com jeisen@willkie.com bfeldman@willkie.com Counsel for the Debtors and Debtors-in-Possession 23-11969-dsj Doc 266-1 Filed 03/28/24 Entered 03/28/24 14:55:36 Exhibit A & B Pg 61 of 61